UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________________________

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Keeping promises around the World.

A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

April 29, 2024

Dear Shareholders,

It has been my privilege to lead Citizens' renewed strategy over the past 3+ years. When I agreed to become Interim Chief Executive Officer in August 2020, I was retired from full-time work and thought the job would be short-term. We were facing some serious challenges due to the death of our founder in 2017, which led to an ultimate change-in-control in 2020 and the resignation of our former Chief Executive Officer, followed by litigation with the founder's foundation, which owned the Class B shares and thus held voting control of the Company. Not to mention we were in COVID pandemic lockdowns still and no one had any idea how long the pandemic would last or the effects it would have on the business.
In April 2021, we purchased those Class B shares and set the Company on a course for long-term, sustainable growth. We promised that we would focus on providing long-term stability through introduction of new products and new distribution channels, improved policy retention, roadmap execution, and financial and expense discipline.

I'm proud to say that we continued that growth in 2023. Some of the highlights include the following:

•We introduced 3 new products in both English and Spanish under our CICA Domestic brand, leading to first year premium revenue growth of 13% in our Life Insurance segment.
•We obtained an A.M. Best rating for the first time ever in July 2023. The New York Stock Exchange invited us to ring the Opening Bell in August 2023 to commemorate this accomplishment.
◦CICA Life Insurance Company of America is rated as a B++ with a "Very Strong" balance sheet. We believe this will help us expand our distribution networks and the appeal of our products to consumers.
•We completed the move of our international business from Bermuda to Puerto Rico, which we believe will drive greater demand for our international products.

We have accomplished a lot in the past almost 4 years and I'm proud to be turning over the reins to an experienced growth leader in the life insurance industry, Jon Stenberg. I am confident that he, with the strong management team we have built, will continue to build upon the long-term growth strategy we have implemented.

On behalf of the entire Board of Directors, it is my privilege as the last time as the Chief Executive Officer, and as your fellow shareholder, to invite you to our 2024 Annual Meeting of Shareholders to be held on Tuesday, June 18, 2024 at 10:00 a.m. Central Time, at our headquarters located at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758. Holders of record of our Class A common stock as of April 19, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

We hope the material contained in this accompanying Proxy Statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board of Directors’ recommendations as a sign of your support for our continuing efforts. Thank you for helping us Keep our Promises around the world.

Sincerely,

Gerald W. Shields
Chief Executive Officer
Citizens, Inc.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 18, 2024 10:00 a.m., Central Time	WHERE: Citizens, Inc. Headquarters 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.envisionreports.com/cia

ITEMS OF BUSINESS:

(1)    To elect each of the seven (7) director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified;

(2)    To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2024;

(3)    To approve, on a non-binding advisory basis, executive compensation (“Say-on-Pay”); and

(4) To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

RECORD DATE:

Close of business on April 19, 2024. You can vote if you were a shareholder on this date.

On or about April 29, 2024, we first mailed the proxy materials or a Notice of Internet Availability of Proxy Materials to shareholders who own our Class A common stock as of the Record Date in connection with our solicitation of proxies for this year’s Annual Meeting of Shareholders. You may also read the proxy materials, our 2023 Annual Report on Form 10-K and our 2023 Annual Report to Shareholders, on our website at https://www.citizensinc.com/investors/.

By Order of the Board of Directors

Sheryl Kinlaw
Vice President, Chief Legal Officer and Secretary

Austin, Texas
April 29, 2024

PROXY SUMMARY

This proxy summary highlights selected information that is provided in more detail throughout this Proxy Statement, which is first being sent or made available to shareholders of Citizens, Inc., a Colorado corporation, on or about April 29, 2024. This summary does not contain all of the information you should consider before voting, so please read the full Proxy Statement carefully before voting. For more information regarding our 2023 performance, please read our 2023 Annual Report on Form 10-K.

ABOUT CITIZENS

Citizens, Inc. ("Citizens" or the "Company") is an insurance holding company incorporated in Colorado serving the life insurance needs of individuals in the United States since 1969 and internationally since 1975. Through our domestic insurance subsidiaries, we are licensed to provide insurance benefits to residents in 40 U.S. states and through our international subsidiaries, we provide insurance benefits to residents in over 75 different countries. We pursue a strategy of offering traditional insurance products in niche markets where we believe we are able to achieve competitive advantages.

We operate in two business segments:

•Life Insurance - Internationally, we sell U.S. dollar-denominated ordinary whole life insurance, endowment and critical illness policies to non-U.S. residents, located principally in Latin America and the Pacific Rim. Domestically, we sell whole life insurance, life insurance with living benefits, critical illness, credit life and disability products throughout the U.S.

•Home Service Insurance - We sell final expense life insurance policies to middle- and lower-income households, as well as whole life products with higher allowable face values, in Louisiana, Mississippi and Arkansas.

Our Principal Brands

LIFE INSURANCE SEGMENT

Internationally, we conduct our Life Insurance segment business through CICA Life, A.I., a Puerto Rico company ("CICA International").
Domestically, we conduct our Life Insurance segment business through CICA Life Insurance Company of America ("CICA Domestic").

HOME SERVICE INSURANCE SEGMENT

We conduct our Home Service Insurance segment through Security Plan Life Insurance Company ("SPLIC") and Magnolia Guaranty Life Insurance Company ("Magnolia").

2023 HIGHLIGHTS

Historically, our insurance companies have only issued a few products and had limited distribution channels. Since 2021, when we purchased all of the outstanding Class B common shares to become a non-controlled company, our strategy shifted to create long-term sustainable growth by focusing on four pillars: (1) first year sales growth through introduction of new products and new distribution channels, (2) improving retention and persistency, (3) focused execution and (4) financial and expense discipline. We believe these factors will lead to growth and profitability.

First Year Sales Increase	Improve Policy Retention	Roadmap Execution	Financials & Expense Discipline
Achieve first year sales growth across all markets.	Improve first year policy retention (measured on 15-month renewal).	Maintain and execute on the approved 5 Quarter Roadmap.	Maintain and execute on the approved budget.

First Year Sales

New sales are key to growth. First year premiums (i.e, new sales) increased in all 3 of our markets - CICA International, CICA Domestic and our Home Services Insurance segment .

New sales increased 12% from 2022 to 2023. In our Life Insurance segment first year premiums increased by 13% from 2022 to 2023 due to the introduction of critical illness and whole life products in 2022 in our international markets, as well as expansion of our white label distribution network and introduction of new products in our domestic market. In our Home Service Insurance segment, first year premiums increased from 2022 to 2023 by 8% due to focused marketing campaigns and higher critical illness premiums.

Improve Policy Retention

The goal of the retention pillar is to improve policy lapses and surrenders and maintain a high level of persistency in order to retain revenue from in-force policies.

In our international markets, we achieved 100% of our goal, which helped limit the amount of in-force policies that were being surrendered. We did not meet our retention goals in our Home Service Insurance segment in 2023, as our persistency was below target levels. We believe that inflation and rising costs negatively impacted persistency in the Home Service Insurance segment in 2023, as our customer base is primarily lower income individuals.

Roadmap Execution

Our roadmap execution is critical to building the capacity for our growth. We achieved above expectations on our 5-quarter roadmap in 2023 by completing over 50 new projects, including the following:

•We developed, filed and rolled out 3 new products in English and Spanish in our domestic market and we signed many new distribution partners and agents, leading to a 13% increase in first year premium growth in our Life Insurance segment.
•We completed the move of our international business from Bermuda to Puerto Rico, which we believe is strategic to driving international growth.
•We merged two of our domestic entities to strengthen the balance sheet of CICA Life Insurance Company of America, which received its first A.M. Best rating of a B++ and a "Very Strong" balance sheet.

Our execution on our strategic initiatives in 2023 led to a 10% increase in amount of insurance issued in 2023 as compared to 2022.

See "Financial Highlights" below and additionally, for specific information on performance on each of the four pillars, see "Executive Compensation – 2023 Executive Compensation Decisions in Detail – Calculating the 2023 Annual Bonus" on page 41.

FINANCIAL HIGHLIGHTS (2023 compared to 2022)

We had income before federal income tax of $26.2 million in 2023, compared to $27.4 million in 2022. In 2023 changes in the fair value of our limited partnership investments due to improved stock market conditions increased investment related gains and losses by $11.1 million and net investment income improved by $3.8 million due to higher yields on our investment portfolio. These year-over-year increases were offset by (i) $6.7 million decrease in premiums due to lower renewal premiums in our life insurance segment and ceasing our property insurance business; (ii) $6.7 million increase in total insurance benefits paid or provided due to higher claims and surrenders and higher policyholder liability remeasurement loss; and (iii) $3.0 million of higher commission expense, driven by higher first year sales (which have higher commission payments) and accrual of expense for renewal commissions we may owe to former independent consultants in Venezuela.

Our net income per diluted share of Class A common stock was $0.48 for the year ended December 31, 2023.

Key operating results (comparison of 2023 v. 2022)         Financial Condition at December 31, 2023

↓ $6.7 million of premium revenue                • Total assets of $1.7 billion

↑ $3.8 million of net investment income                • $4.9 billion of direct insurance in force

↑ $6.7 million of total insurance benefits paid or provided        • No debt

↑ $2.0 million of general operating expenses            • Book value per Class A common share of
$3.47

ITEMS OF BUSINESS AT OUR 2024 ANNUAL MEETING OF SHAREHOLDERS

The following table summarizes the proposals to be voted upon at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 18, 2024 at 10:00 a.m. Central Time at our headquarters in Austin, Texas, and the Board’s voting recommendation with respect to each proposal.

	PROPOSAL 1	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
1.	Election of Directors	Majority of Votes Cast	FOR each Nominee	15

NAME	AGE	PRINCIPAL OCCUPATION and RELEVANT EXPERIENCE	DIRECTOR SINCE	INDEPENDENT
Gerald W. Shields	66	Citizens’ Chief Executive Officer; Vice-Chairman of the Board	2017	No
Christopher W. Claus	63	Retired financial and investment executive USAA of San Antonio	2017	Yes
Cynthia H. Davis	58	Life Insurance underwriter at NFP Corp. / Partners Financial	2021	Yes
Jerry D. Davis, Jr.	73	Chairman of the Board; Retired life insurance company CEO and Chairman	2017	Yes
Dr. Terry S. Maness	74	Former Dean at Baylor University’s Hankamer School of Business; Former Chairman of the Department of Finance, Insurance and Real Estate at Baylor University	2011	Yes
J. Keith Morgan	73	Retired senior legal executive; Former Chief Legal Officer at TIAA-CREF Life Insurance Co.	2021	Yes
Mary Taylor	58	Vice President, Operations and Finance at Northeast Ohio Medical University; CPA; former Lieutenant Governor of Ohio and former Director of the Ohio Department of Insurance	2021	Yes

Pursuant to our mandatory retirement age policy, Gov. Francis Keating is retiring as of the date of the Annual Meeting. The Nominating and Corporate Governance Committee of the Board is currently and will continue to search for candidates who may fill experience or other needs of the Board (including additional diversity needs). No new appointment will be made earlier than October 2024.

Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

	PROPOSAL 2	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
2.	Ratify the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024	Majority of Votes Cast	FOR	27

Grant Thornton LLP is an independent registered public accounting firm with an established relationship with the Company, significant expertise and reasonable fees.

	PROPOSAL 3	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
3.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	FOR	30

COMPENSATION BEST PRACTICES

Since the death of our founder, Harold E. Riley, in 2017, our Compensation Committee has taken, and continues to take, critical steps to enhance our executive compensation program and move towards market best practices and pay-for-performance. The following table summarizes some highlights of our compensation practices that drive our executive officer compensation program:

WHAT WE DO	WHAT WE DON'T DO
+Align our executive pay with performance
+Set quantifiable performance objectives that incentivize executives to drive revenue and improve profitability
+Annual restricted stock unit (“RSU”) grants to executive officers require achievement of performance goals to receive, then vest over 3 years
+Change-in-control severance limited to 2x salary and annual cash incentive pay for CEO
+Stock ownership guidelines for CEO and all Section 16 officers
+Annual say-on-pay advisory vote (92% of our shareholders voted in favor of "say on pay" in 2023)
+Incentive-based compensation recovery policy
+Engage independent compensation consultant
+Benchmark executive compensation against competitive market practices

–While the Company is party to an employment contract with the Chief Executive Officer and the President, it does not provide guaranteed salary increases nor non-performance bonus arrangements
–No “single trigger” change-in-control payout provisions
–No hedging, short sales or pledging of shares by directors or officers
–No supplemental executive retirement plan
–Limited perquisites

Other Matters

The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof will also be conducted. The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW TO VOTE
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. Shareholders of record may vote using any of the following methods:

VOTE IN ADVANCE. Votes submitted in advance must be received by 11:59 p.m. Eastern Time on June 17, 2024. You may vote in advance by any of the following methods:

ONLINE or BY SMARTPHONE:
Go to http://www.envisionreports.com/cia or scan the QR code. Login details are located on your proxy card.

BY TELEPHONE: Call toll-free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada.
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Daylight Time on June 17, 2024. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

VOTE AT THE MEETING

IN PERSON: You may vote in person at the Annual Meeting. If you are a beneficial owner of our shares (i.e, your stock is held in the name of a bank, broker or other holder of record), admission is based on proof of ownership, such as a recent brokerage statement and voting in person requires you to obtain a proxy, executed in your favor, by such bank, broker or other holder to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Citizens Investor Relations at CIA@darrowir.com or +1 (703) 297-6917.

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf for the items to be voted at the 2024 Annual Meeting of Shareholders (“Annual Meeting”).

Date:     Tuesday, June 18, 2024
Time:     10:00 a.m. Central Time
Place:     The Company’s principal executive office at
11815 Alterra Parkway, Suite 1500
Austin, Texas 78758

The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock on or about April 29, 2024.

All properly executed written proxies and all properly completed proxies submitted by Internet, telephone or mail that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the items of business listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Class A common stock as of the close of business on April 19, 2024, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the Record Date is entitled to one vote for each share of Class A common stock held by such shareholder on all matters coming before the Annual Meeting. As of close of business on the Record Date, there were 49,633,705 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting.

OUR FOCUS ON ESG

We believe that creating long-term value for our shareholders implicitly requires enacting and executing sustainable business practices and strategies that, while delivering competitive returns and executing on our strategic initiatives, also incorporate Environmental, Social and Governance (ESG) considerations into our operations.

Our Board plays a pivotal role in ESG, with oversight of all elements of the programs.

We focus on the following areas of ESG:

GOVERNANCE	SOCIAL	ENVIRONMENT

Shareholder Voting Rights	Pay Equity	Environmental Stewardship
Executive Compensation	Employee Engagement	Responsible Investing
Risk Oversight	Diversity & Inclusion
Board Composition and Independence	Talent Attraction & Retention (learning and training)
Employee Wellness

OUR CULTURE OF RESPONSIBILITY AND ETHICS - THE TIE THAT BINDS OUR ESG PROGRAM

MISSION STATEMENT: INSURANCE IS A PROMISE MADE. CITIZENS IS A PROMISE KEPTTM.

As part of our commitment to ESG, we maintain an active ethics program. Our ethics program is rooted in our mission statement. We provide an intangible product and recognize the faith and profound responsibility entrusted upon us a life insurance company. We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) that provides ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Ethics protects our shareholders by prohibiting conflicts of interest and usurping of corporate opportunities, as well as by protecting the Company’s information and assets and requiring fair dealing. The Code of Ethics includes our Insider Trading Policy, which limits the types of transactions that directors and officers can participate in with our stock. The Board grants any waivers from our Code of Ethics to any of our directors or executive officers, or if we amend our Code of Ethics, we will, as required, disclose these matters on a timely basis. There were no waivers granted in 2023.

Beyond our Code of Ethics and our fiduciary duty, we hold ourselves to the highest standards of integrity, transparency and ethical conduct. This commitment to ethical behavior permeates every aspect of our operations, from the products we offer to the manner in which we interact with our stakeholders and society at large.

Product Integrity: At the heart of our operations lies the promise to provide reliable and comprehensive life insurance products that offer peace of mind and financial security to our policyholders and their loved ones. We ensure that every product we offer is designed and priced with fairness, transparency, and long-term sustainability in mind. Our underwriting processes are rigorous and equitable, ensuring that risk assessment is conducted with utmost integrity and accuracy.

Anti-corruption and Bribery Efforts: Our ethics program includes monitoring of the corruption risks that are most applicable to our industry and company, including anti-money laundering (“AML”) and anti-bribery. To that extent, our Board has direct oversight of the AML program, which is managed by our compliance function through our Chief Legal Officer. Our AML policy requires that all employees and independent agents who sell our products participate in annual AML training. Our AML program is audited by an external, independent third-party at least every other year. In 2022, no deficiencies were found.

Customer-centric Approach: Our commitment to ethical conduct extends to our interactions with policyholders and beneficiaries. We strive to foster trust and transparency in all our communications, ensuring that our customers are well-informed about their policies, rights, and obligations. Moreover, we are dedicated to providing compassionate and empathetic support to our customers during times of need, demonstrating our commitment to their well-being beyond mere contractual obligations.

Corporate Governance: We adhere to the highest standards of corporate governance, guided by principles of accountability, transparency, and integrity. Our Board is comprised of individuals with diverse expertise and backgrounds, ensuring robust oversight and strategic guidance. We maintain open channels of communication with our shareholders, soliciting their input and feedback on matters of strategic importance and corporate governance.

Social Responsibility: Beyond our immediate business interests, we recognize our broader societal responsibilities. We are committed to operating in a manner that contributes positively to the well-being of our employees and the communities in which we operate. This includes supporting initiatives related to healthy communities and empowering individuals and families to make informed decisions about their financial futures.

Environmental Sustainability: We recognize the critical importance of environmental sustainability in securing a prosperous future for generations to come. As such, we are committed to minimizing our environmental footprint and promoting sustainable practices across our operations. This includes efforts to reduce energy consumption, minimize waste generation, and support investments aimed at combating climate change.

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE

Good corporate governance is a key element of our ESG focus. While the Board is responsible for providing oversight over governance, social and environmental issues, its key priority is ensuring that it functions well and that our management team (to whom the Board has delegated the authority to manage the day-to-day operations of the Company) functions well, and that the Board understands and provides guidance with respect to key risks that might affect our Company and shareholders. Below is a Governance Summary which highlights our governance practices.

GOVERNANCE SUMMARY

Highly Independent and Diverse Board
■Our CEO is the only non-independent director
■We elected two women to the Board in 2021
■All Board committees are composed entirely of independent directors
■We have adopted a heightened standard of director independence - an independent director may only receive up to $25,000 in consulting fees or other income from the Company outside of Board compensation
■Independent directors hold executive sessions at least three times per year without management present
■Directors bring a wide array of qualifications, skills and attributes to our Board; see Director Nominees beginning on page 18

Independent Board Chair	■Independent Board Chair structure provides effective checks and balances to ensure the exercise of independent judgment by the Board
Board Refreshment
■3 of our 7 director nominees were first elected in 2021
■2 directors retired in each of 2022 and 2023 pursuant to our Board refreshment policy to help reduce the size of the Board
■Mandatory retirement age at 75 - 1 director retiring in 2024
■12-year term limit - will apply to one director in 2025

Director Accountability
■Over 75% average director attendance rate at Board and committee meetings in 2023
■Annual Board and committee self-evaluations and individual director assessments
■Director Resignation Policy if a director does not receive at least >50% of FOR votes at Annual Meeting

Shareholder Voting Rights	■Holders of our Class A common stock elect all directors annually (no staggered board; no dual classes of outstanding voting stock)
Executive Compensation Practices	■We have an annual “say on pay” advisory vote, as elected by our shareholders. In 2023, 92% of our shareholders voted in favor of "say on pay" ■Stock Ownership Guidelines ■Compensation Recovery Policy
No Hedging or Pledging Company Stock	■Our directors and officers are prohibited from entering into hedging transactions or pledging the Company’s securities
ERM and ESG	■Our Board and Audit Committee oversee our Enterprise Risk Management (ERM) program and Environmental, Social and Governance (ESG) matters
NYSE Listing Standards	■As of the date of this Proxy Statement, we are in compliance with all applicable NYSE listing standards

Key Corporate Governance Documents

•Corporate Governance Guidelines
•Code of Business Conduct and Ethics ◦Includes our Insider Trading Policy
•Committee Charters •Stock Ownership Guidelines •Director Resignation Policy •Compensation Recovery Policy
The documents listed above, except for our Compensation Recovery Policy, are available in the Investors – Corporate Governance section of our website at https://www.citizensinc.com/investors/#corporate-governance. Printed copies of all of these documents are also available free of charge upon written request to our Secretary, at Citizens, Inc. Attn: Secretary, P. O. Box 149151, Austin, Texas 78714-9151. Our Compensation Recovery Policy was filed as Exhibit 10.11 to our 2023 Annual Report on Form 10-K.

The Key Corporate Governance Documents, together with our Articles of Incorporation and our Bylaws, form the governance framework for the Board and its committees. We believe good governance strengthens the Board and management’s accountability. The Board regularly (and at least annually) reviews its Corporate Governance Guidelines and other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to feedback from shareholders, changing regulatory and governance requirements and best practices.

SOCIAL MATTERS MATTER

Our Company revolves around people. We insure people’s lives. We believe in always doing the right thing for our customers, our employees and agents, our shareholders and our community.

Empowering and Engaging Our People

The Company’s focus continues to be fostering a culture that provides equal opportunity for all, and is inclusive and attractive for all of our employees and independent sales agents. Below are some of the key initiatives that we have undertaken to foster such an environment.

Pay Equity. We are committed to provide a fair or living wage for all employees. In 2021, the Company’s outside counsel performed a pay equity audit and concluded that neither gender nor race drive or predict compensation.

Culture of Engagement. We have town hall meetings at least quarterly where all employees are invited to listen to updates from management on results and key initiatives, as well as ask questions. Confidential surveys are provided to employees after each town hall to give our employees the opportunity to provide feedback and suggest additional topics. Through these surveys, we are able to identify opportunities for improvement, and to create action plans based on feedback as appropriate.

Culture of Diversity and Inclusion. The Company continues to prioritize our efforts in creating and sustaining a culture of diversity and inclusion. The Company derives a great deal of strength from our diverse workforce.

The pie charts below illustrate the gender, racial and ethnic make-up of our total employee workforce as of December 31, 2023:

Culture of Wellness. We are committed to helping our employees have the opportunity to live healthy and active lives. To help ensure the health of our employees, we provide them with a comprehensive benefits package that includes health insurance, dental and vision insurance and fitness center access. Additionally, in response to the COVID-19 pandemic, we have decided to offer a permanent hybrid working environment, where certain employees can work part-time in the office and part-time at home.

Culture of Learning and Training. At the Company, we believe in continuous learning. We offer industry specific training (such as anti-money laundering training, which is required for all employees, and we pay for LOMA education courses), as well as routine training on information security.

FOCUS ON THE ENVIRONMENT

Environmental Stewardship. We are committed to operating in an environmentally responsible manner and strive to be a good steward of the environment. We are headquartered in Austin, Texas, one of the United States’ “greenest” cities. In 2020 we moved into a new leased headquarter building, which was designed to be highly energy efficient and has achieved LEED Gold Certification. The building is outfitted with LED lighting and motion detecting light sensors that help reduce unnecessary energy consumption. As a participant in the Austin Energy Green Building Program, the building was designed and built in a manner that reduced the impact of construction on the environment and utilized materials sourced locally. In addition, the landscaping was designed with native grasses and plants to minimize the use of irrigation and the office has refillable water stations to save use of plastic.

Reducing the amount of paper we use is another key focus for us. As we have introduced new products and enhanced our technology over the past 3 years, we have:

•moved from 100% paper applications to use of an online portal application for our new products;
•created customer portals where we reduce the use of paper through electronic changes to addresses, beneficiaries, etc.;
•created agent portals with electronic commission statements rather than mailing paper statements; and
•increased the use of electronic signature systems, such as DocuSign for our policyholders, agents and standard documents.

Additionally, updated payment processing systems eliminate the need for our policyholders to mail their checks to us, which helps not only reduce paper usage, but also air and road transportation use that might negatively impact our environment.

These efforts help us reduce our carbon footprint in an effort to be good stewards of the environment.

Responsible Investing. We work with our external portfolio manager, Wellington Management, to support and inform financial considerations and prudent diversification by integrating ESG factors into investment decisions. Wellington Management’s ESG philosophy views material ESG issues as strategic business concerns that can affect the value of invested assets. As such, ESG considerations are viewed as both return enhancing and risk mitigating. Wellington Management maintains a comprehensive ESG framework and utilizes proprietary ESG ratings in considering every investment. We made our first investment in a private equity fund focused on global renewal power generation (wind and solar energy) in 2020, and additional investment into companies developing products and solutions with the potential to help mitigate and/or adapt to climate change. Incorporating ESG factors are important in achieving our core objective of long term, sustainable income within our fixed income portfolio and we will continue to seek responsible investing opportunities in the future.

BOARD MATTERS

THE BOARD IS PRIMARILY RESPONSIBLE FOR:

●	Overseeing Citizens’ strategic initiatives, overall performance and direction
●	Executive oversight - the Board hires, evaluates and compensates the Chief Executive Officer and ensures that effective management is in place
●	Risk management - Overseeing risk, cybersecurity and internal controls and ensuring strategies are in place to manage these risks effectively
●	Financial oversight - monitoring the Company's financial performance, including reviewing financial statements and budgets
●	Overseeing investment of the Company’s assets
●	Monitoring executive performance, compensation and succession planning
●	Establishing broad corporate policies, including in relation to good governance and ensuring that the Company adheres to high ethical standards in its operations

THE BOARD’S ROLES AND RESPONSIBILITIES

RISK OVERSIGHT

Effective risk oversight is important to ensure that the Company identifies, assesses, manages and mitigates risks that could jeopardize its financial stability, reputation, operations, stakeholder confidence or long-term viability. We believe that an effective enterprise risk management (ERM) program facilitates a collaborative and structured approach that relies on strong communication and collaboration between management and the Board. Management owns the day-to-day operations of risk management, while the Board provides oversight and guidance.

Our ERM process starts with our executive management team, who is responsible for identifying and assessing risks across the organization (collectively, the “Enterprise Risks”). This includes conducting risk assessments, gathering input from various business units, and analyzing the potential impact and likelihood of each risk. Management develops and implements risk management strategies and controls to mitigate identified risks. Management provides regular updates to the Board and its committees on the Company's risk profile, including emerging risks, changes in risk exposure, and the effectiveness of risk mitigation efforts. This allows the Board to oversee and monitor the effectiveness of the Company's risk management efforts on an ongoing basis and to ensure that the key risk management strategies, policies and procedures are aligned with the Company's risk appetite and tolerance levels.

Selected Area of ERM Oversight in 2023

Key Enterprise Risks discussed among executive management, the Board and its committees during 2023 included the following:

●	Mortality risks; pricing and underwriting new products for mortality risks, including the impact of expanded use of simplified underwriting on mortality risk
●	The impact of surrenders and matured endowments on the Company’s liquidity, premiums, operations and financial statements
●	The impact of high interest rates and economic circumstances (such as bank failures) on the Company’s investment portfolio
●	The impact of inflation on the Company's operations, e.g., increased risks of lapses and surrenders, increased costs
●	Risks to the Company’s strategic goals
●	Regulatory risk related primarily to the Company’s international operations
●	Risks related to the rapid expansion of the Company's domestic operations
●	Risks related to acquiring and retaining talent in Austin, Texas
●	Risks related to succession planning and a new Chief Executive Officer
●	The impact to costs related to the rising cost of cybersecurity insurance and catastrophic event reinsurance
●	Financial risks related to the statutory capital ratios of the insurance subsidiaries
●	Stock price risk
●	Cybersecurity risks; other information and data risks
●	Anti-money laundering risks

Discussions of these topics and additional risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 14, 2024.

Oversight of Information Security Risk and Cybersecurity

Like other firms in the financial services sector, insurers like us are particularly vulnerable to cybercrime due to our large amounts of customer data. Insurance-related data is particularly interesting to cybercriminals because of its inherent confidentiality. Often linked to policyholders, sensitive data helps insurers customize their policies, products, and prices for each client. The scope of personally identifiable information and sensitive data processed by insurers puts the industry at increased risk of cybercrime. Cyber attacks can lead to the loss of confidential data, business, and reputation. Additionally, business disruption through cyber incidents is also a major problem for insurance companies, which need to react quickly to fulfill their contracts and maintain the trust of their clients. Because of the risks posed to our business and customers, we have developed robust processes for assessing, identifying and managing our cybersecurity threats.

We recognize the importance of assessing, identifying, and managing material risks associated with cybersecurity threats. Cybersecurity risks related to our business, technical operations, privacy and compliance issues are identified and addressed through a multi-faceted approach including third party assessments, IT security, and external audits. Cybersecurity risks are integrated into our overall enterprise risk management process. To defend, detect and respond to cybersecurity incidents, we, among other things: perform penetration testing using external third-party tools and techniques to test security controls and conduct employee training.

We have implemented incident response and breach management processes which have four overarching and interconnected stages: 1) preparation for a cybersecurity incident, 2) detection and analysis of a security incident, 3) containment, eradication and recovery, and 4) post-incident analysis. Such cybersecurity incident responses are overseen by leaders from our Information Security, IT, Finance, Compliance and Legal teams.

Security events and data incidents are evaluated, ranked by severity and prioritized for response and remediation. Incidents are evaluated to determine materiality as well as operational and business impact, and reviewed for privacy impact. We also conduct tabletop exercises to simulate responses to cybersecurity incidents.

Our risk management program also assesses third party risks, and we perform third-party risk management assessments to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with our use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers when handling and/or processing our employee, business or customer data. In addition to new vendor onboarding, we perform periodic ongoing security reviews of our critical vendors.

We describe whether and how risks from identified cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected or are reasonably likely to materially affect us, including our business strategy, results of operations, or financial condition, under the heading “Cybersecurity and Technology Risks” included as part of our risk factor disclosures at Item 1A - Risk Factors - of this 10-K.

While we have devoted significant financial and personnel resources to implement and maintain the security measures described above, and in order to meet regulatory requirements and customer expectations, there can be no guarantee that our policies and procedures will be properly followed in every instance or that those policies and procedures will be effective. Although our Risk Factors include further detail about the material cybersecurity risks we face, cybersecurity incidents have not materially affected our business to date. We can provide no assurance that there will not be incidents in the future or that they will not materially affect us, including our business strategy, results of operations, or financial condition.

Cyber Governance.

Cybersecurity is a key element of the Company's enterprise risk management (ERM). Identification and management of the Company's key risks, including cybersecurity, starts with the executive management team, who is responsible for identifying key strategic, insurance, financial, regulatory and operational risks to the Company and managing them on a day-to-day basis. Because of the importance of cybersecurity, the Company has a Chief Information Security Officer ("CISO") who is primarily responsible for managing our cybersecurity risk in conjunction with our Vice President of Information Technology. Our CISO is informed about and monitors prevention, detection, mitigation, and remediation efforts through regular communication and reporting from employees in the information technology team and through the use of technological tools and software and results from third party audits. We have an escalation process in place to inform senior management and the Board of Directors of material issues.

Our CISO has served in that position since 2018 and is an experienced security leader with over 20 years’ experience. In addition to his current role, our CISO has led security and IT audit functions at healthcare technology and population health organizations. His experience includes work in the fields of security, application development, and internal audit at a Fortune 100 company. Our CISO is a Certified Information Security Manager (CISM), Certified Information Systems Auditor (CISA), and a member of the ISACA and ISSA organizations. He received his bachelors’ degree from Middle Tennessee State University and served in the United States Marine Corps. Additionally, Gerald W. Shields, our CEO and a member of the Board, has experience in assessing and managing cybersecurity risk and, in addition to his former roles as Chief Information Officer at several companies, he has a Cyber Security Oversight Certificate from Carnegie Mellon Institute.

Our Audit Committee Charter tasks this committee with oversight of the Company's major enterprise risk exposure, including risks related to cybersecurity, and the steps management takes to monitor and control such exposures. The Audit Committee holds its regular meetings on a quarterly basis and at each of those meetings receives a information security update report from the Company's CISO, which report includes cybersecurity events that may have impacted the Company as well as an overview of the Company's security program and efforts to prevent, detect, mitigate, and remediate issues. The CISO also attends the regularly scheduled Board meetings to give his information security report to all members of the Board.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

What Am I Voting On?

Holders of Class A common stock are being asked to elect eight directors to serve until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified.

Voting Recommendation: FOR

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experience of our directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company’s evolving needs and represent the best interests of the Company’s shareholders.

Voting Standard:

Director nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board. Cumulative voting in the election of directors is not permitted and proxies cannot be voted for a greater number of persons than the number of nominees named herein. Under our Director Resignation Policy, if a director receives more “against” votes than “for” votes, such director will be required to submit his or her resignation for Board consideration.

Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

BOARD SELECTION

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates to stand for election by shareholders. The Board has delegated the screening process for potential directors to the Nominating and Corporate Governance Committee, which identifies, interviews and recruits candidates for the Board. Upon identifying suitable potential Board members, the Nominating and Corporate Governance Committee then recommends individuals qualified to become Board members to the Board for its consideration.
Qualification Standards for Directors

The Nominating and Corporate Governance Committee considers director nominees who are recommended by its members, by other Board members, by management or by shareholders, as well as those identified by third parties known to the members or management. In evaluating potential nominees to the Board, the Nominating and Corporate Governance Committee has adopted standards related to the qualifications of directors of the Company (the “Director Standards”). The Director Standards include, without limitation, independence, character and core values, ability to exercise sound judgment, diversity, demonstrated leadership, and relevant skills and experience in the areas of corporate needs of the Company such as insurance regulation, insurance distribution, finance and accounting, and public company experience.

The Board discusses and promotes efforts to enhance diversity in its Board composition. The Board is committed to diversity and in 2021, added two female directors, both with extensive insurance industry experience. The Board views diversity in the context of the following factors: age, race, gender and ethnicity, geographic knowledge, industry experience, board tenure and culture.

Nominations by Shareholders

Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a director position, which candidates must satisfy the Committee Standards. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals.

BOARD REFRESHMENT

•3 new directors in 2021
•2 legacy directors retired in each of 2022 and 2023 to allow us to reduce the size of the Board from 10 members to 8 members
•1 director retiring in 2024 due to mandatory age retirement policy, allowing for reduction in size of board to 7 members or future nomination of a new member to add diversity and experience to the Board.

The Company is focused on active board refreshment and continually evaluates the composition of the Board to ensure that it has the right balance of skills, experience, perspective, and rigorous oversight through independent judgment.

In order to encourage refreshment, facilitate an orderly transition of legacy board members, increase diversity and expertise / experience in areas of need, the Board adopted a Board Refreshment and Replacement Plan, a mandatory retirement age and maximum tenure policy. Pursuant to these policies, Gov. Keating is retiring as of the 2024 Annual Meeting.

The Board continues to review candidates to potentially fill the vacancy created by Gov. Keating’s retirement. While the Board believes that the nominees represent a good mix of long-term knowledge of the company and new experience who may bring fresh ideas, the Nominating and Corporate Governance Committee continues to search for members that bring additional diversity to our Board, including racial or ethnic diversity.

DIRECTOR INDEPENDENCE

It is the policy of the Company that the Board consist of a majority of independent directors. The Board determines whether a director or nominee is “independent” in accordance with the NYSE Listed Company Manual, which requires an affirmative determination that each independent director has no material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

In addition to the standards contained in the NYSE Listed Company Manual, the Board has determined that in order to be deemed independent, a director may not receive more than $25,000 in consulting fees or other income from the Company, other than director fees (the “Enhanced Independence Standards”).

The Board has determined that all current Board members and nominees, other than Mr. Shields, our Chief Executive Officer, are independent as set forth under the NYSE Listed Company Manual independence requirements and under our Enhanced Independence Standards.

DIRECTOR NOMINEES
The Company’s Board consists of a diverse group of leaders in their respective fields and almost all have extensive experience in the life insurance industry. In these positions, they have gained broad management and industry experience, including strategic planning, business development, compliance, risk management, and leadership development. In addition, some of our directors have experience serving as executive officers, or on boards of directors, of other public or private companies where they have gained experience in governance and compensation matters. Two of our directors are former elected officials who had oversight for insurance responsibilities in their elected roles, and thus bring unique perspectives to the Board. The name, age and other information for each director nominee is listed below.

Gerald W. Shields, 66
Citizens’ Chief Executive Officer since January 1, 2022; served as Interim Chief Executive Officer and President from August 2020 through December 31, 2021

Director since 2017; Vice-Chairman of the Board since February 2020

Other Current Public Boards: 0

Certifications: FLMI; Cyber Security Oversight Certificate (Carnegie Mellon)

Education: B.A. - Accounting and Computer Science, Baylor University

Mr. Shields, our Chief Executive Officer, is a seasoned life insurance executive who brings life insurance and information technology experience to our Board. He has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award.

Prior to Citizens, Mr. Shields served as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018, and as Senior Vice President and Chief Information Officer at AFLAC from 2002 to 2011.

Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as the Company advances its strategic technology objectives.

Christopher W. Claus, 63 Independent Director
Retired executive of USAA of San Antonio

Director since 2017

Committees: Investment Committee (Chair), Compensation Committee, Executive Committee

Other Current Public Boards: 0

Education: B.A. - Business, University of Minnesota - Duluth M.B.A. – University of St. Thomas
Mr. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006. Until 2023, he served as a director of TrueCar, Inc.

Having served as President of USAA’s Investment Management Company, Mr. Claus brings insurance executive experience and asset management expertise critical to the success of our Company and Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management.

Cynthia H. Davis, 58 Independent Director

Life Insurance Underwriter at NFP Corp./Partners Financial

Director since 2021

Committees: Nominating and Corporate Governance Committee (Chair), Executive Committee

Other Current Public Boards: 0

Certifications: FLMI, FALU, LOMA certified Associate - Customer Service

Education: B.A. – Economics, University of Georgia

Ms. Davis is a seasoned executive in the life insurance industry with over 30 years of underwriting in both the carrier and brokerage side. She is currently the Vice President and Senior Underwriting Consultant at NFP/Partners Financial providing underwriting expertise specializing in complex high net worth cases, foreign nationals and offshore insurance. Previously, Ms. Davis was the Chief Underwriter at Financial Industries Corporation (FIC) and Great American. Ms. Davis is also involved with the Texas Wide Underwriting planning board.

Ms. Davis’ brings to the Board deep knowledge of the insurance industry, which she developed during her long and successful career in the life insurance industry. With significant global experience with both reinsurers and high net worth foreign insureds, she adds valuable and unique expertise to our Board.

Jerry D. “Chip” Davis, 73 Independent Director

Retired life insurance company CEO - National Farm Life Insurance Company

Director since 2017; Chairman of the Board since February 2020

Committees: Compensation Committee (Chair), Executive Committee (Chair), Investment Committee

Other Current Public Boards: 0

Certifications: FLMI

Education: B.S. – Business, Tarleton State Masters – Business Administration – Tarleton State University

Mr. Davis is a seasoned and proven life insurance executive, having had a 46-year insurance career with National Farm Life Insurance Company (“NFLIC”). Mr. Davis began his career with NFLIC as a Mortgage Loan officer in 1977 and become Senior Vice President and Chief Investment Officer in 1981. He served as President and Chief Executive Officer of NFLIC from 2004 to January 2016. Mr. Davis has served on the board of NFLIC since 2004 and currently serves as chairman.

Mr. Davis’ career as a life insurance executive and service as Chief Investment Officer of a life insurance company brings tremendous experience to our Board and Investment Committee. Specifically, he has experience dealing with state insurance regulators and auditors. His service as as Chief Investment Officer of NFLIC strengthens the investment Committee’s oversight of the Company’s assets under management.

There is no family relationship between Cynthia Davis and Chip Davis.

Dr. Terry S. Maness, 75 Independent Director

Former Dean at Baylor University’s Hankamer School of Business

Director since 2011

Committees: Audit Committee (Chair), Executive Committee

Other Current Public Boards: 0

Certifications: Certified Cash Manager

Education: B.A. and M.S. – Economics, Baylor University M.B.A. and Doctor of Business Administration – Indiana University

Dr. Maness served as Dean at Baylor University's Hankamer School of Business from 1997 through 2021 and was named Dean Emeritus upon his retirement. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned the company since 1989. In addition to Citizens, he serves on the board of a privately held bank and some nonprofit boards as a way of serving his community.

Dr. Maness’ background as Dean of one of the leading business schools in the United States brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

J. Keith Morgan, 73 Independent Director

Retired senior legal executive; Former Chief Legal Officer at TIAA-CREF

Director since 2021

Committees: Audit Committee, Investment Committee

Other Current Public Boards: 0

Education: B.A. – Economics, Duke University J.D., University of Virginia Law School

Military Veteran

Mr. Morgan has decades of experience as a senior legal executive, most recently (2015 - 2018) as Chief Legal Officer & Senior Executive VP at TIAA-CREF, a $1 trillion retirement, insurance and asset management company. Mr. Morgan specializes in securities law, financial regulation, international transactions and mergers and acquisitions. Prior to TIAA-CREF, he spent nearly 20 years at GE, serving as general counsel and senior vice president of GE Commercial Finance Ltd. and GE Capital Corporation. Before joining GE, Mr. Morgan served as the managing partner of Gibson, Dunn & Crutcher's London, Paris, and Saudi Arabia offices. Earlier in his career, he served in the U.S. Navy Judge Advocate General's Corps.

Mr. Morgan’s experience as the Chief Legal Officer of major insurance and asset management companies has provided him with a substantive understanding of the risks, including investment risks, related to a highly regulated company such as Citizens.

Mary Taylor, 58 Independent Director

Senior Vice President, Operations and Finance at Northeast Ohio Medical University

Director since 2021

Committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee

Other Current Public Boards: 0

Certifications: CPA

Education: B.S. – Accounting, University of Akron Master of Taxation, University of Akron
Ms. Taylor is a Certified Public Accountant and recognized tax and auditing expert with over 30 years of experience in the public and private sector. Since 2020, she has served as the Vice President, Operations and Finance at Northeast Ohio Medical University. During 2019, she served as Executive Vice President and Chief Financial Officer of Welty Building Company and from August 2019 through March 2020 also served as the Chair of the Finance and Operations Advisory Committee.

She has served in the following elected positions:
•2011 to 2019 - Lieutenant Governor of Ohio
◦Served as the Director of the Ohio Department of Insurance from 2011 to 2017
• 2007 to 2011 - Auditor of State of Ohio
•2003 to 2006 - State Representative in Ohio
◦Served on the Finance, Ways and Means, and Education Committees

Ms. Taylor has extensive experience in transforming operations, implementing automation in insurance and delivering results in complex tax cases with the IRS and the Department of Labor. Her unique mix of experience gives her a valuable perspective and ability to oversee management’s efforts to grow and develop Citizens’ business and its interactions with regulators as well as the ability to enhance shareholder value by leveraging her financial and risk management expertise and deep understanding of the insurance business.

BOARD LEADERSHIP STRUCTURE

•Separate Chairman and Chief Executive Officer

The Board believes that the best and most effective leadership structure for Citizens and its shareholders is to have separate chief executive officer and chairman roles. This structure allows our Chief Executive Officer to focus his time and energy on operating and managing the Company while enhancing the Board’s ability to exercise independent oversight of Citizens’ management on behalf of its shareholders.

Jerry D. “Chip” Davis, Jr. has served as the Company’s Chairman since February 2020. The Board elected Mr. Davis to serve as Chairman due to his 40+ years’ experience in the life insurance industry, including as a leader of a life insurance company. Mr. Davis as an Independent Director.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s business affairs are conducted under the direction of the Board. The Board met 6 times during 2023, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2023, and (ii) the total number of meetings held by each committee of the Board on which such director served during 2023. We expect all of our directors to attend our 2024 annual meeting of shareholders and all directors serving at the time attended the 2023 annual meeting.

Select officers and employees regularly attend Board meetings to present information on our business and strategy, and Board members have access to our officers and employees outside of Board meetings. Board members are encouraged to make site visits to meet with our employees, and to accept invitations to attend and speak at internal Company meetings.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees shown in the table below along with the number of meetings held in 2023. All committees are chaired by and consist entirely of independent directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.

	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
	4 meetings	4 meetings	7 meetings	3 meetings
Christopher W. Claus		•
Cynthia H. Davis
Jerry D. Davis, Jr.			•
Francis A. Keating II				•
Dr. Terry S. Maness
J. Keith Morgan	•		•
Gerald W. Shields (CEO)
Mary Taylor	•	•		•

The primary responsibilities of each of the standing committees are defined in each respective charter and summarized below. The charters for the Audit, the Compensation and the Nominating and Corporate Governance Committees incorporate the requirements of the U.S. Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on Citizens’ website at https://www.citizensinc.com/investors/#corporate-governance.

Audit Committee

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements;
•the adequacy of the Company’s internal control over financial reporting;
•the integrity of the Company's consolidated financial statements;
•the qualifications and independence of the Company's independent auditor;
•the appointment, retention, performance, and compensation of the Company's independent auditor and the performance of the internal audit function;
•the Company’s compliance with legal and regulatory requirements related to matters within the scope of the Committee’s responsibilities;
•the Company’s enterprise risk management program; and
•any related party transactions.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that both Dr. Terry S. Maness (Chair) and Mary Taylor qualify as an “audit committee financial expert” within the meaning of applicable SEC regulations. For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2023, see “Audit Committee Report” on page 29.

Compensation Committee

The Compensation Committee is responsible for:

•evaluating and approving director and executive officer compensation, plans and programs;
•reviewing and taking actions with respect to incentive compensation and equity-based plans;
•reviewing market data to assess the competitive position of the Company’s director and executive compensation;
•retaining a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation; and
•evaluating the risks and rewards associated with the Company’s compensation policies and practices.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee is responsible for:

•identifying, recruiting and recommending candidates for the Board;
•developing, approving, or recommending to the Board for approval, and assessing, corporate governance policies for the Company;
•overseeing the evaluation of the Board; and
•apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders.

Investment Committee

The Investment Committee is responsible for:

•overseeing the management of the Company’s investment activities;
•reviewing the performance of management and engaged investment advisors; and
•ensuring conformance of the Company’s investments with the Company’s investment guidelines and relevant regulations.

Executive Committee

In addition to the four committees described above, the Board has formed an Executive Committee, which consists of the Chair of each of the 4 standing committees. This committee exercises the powers of the Board, as needed, in between regularly scheduled Board meetings. The Board then reviews and ratifies or approves the actions of the Executive Committee.

During 2023, the Executive Committee was tasked with leading the search for the Company's new CEO - see below in Succession Planning.

SUCCESSION PLANNING

Our Board has ultimate oversight for appointment of our Chief Executive Officer and succession planning. Gerald W. Shields was appointed Chief Executive Officer, effective January 1, 2022 and the initial term of the Shields Employment Agreement expired on December 31, 2023 (see "Narrative Disclosure to Summary Compensation Table - Shields Employment Agreement on page 44 below for a more detailed description of the Shields Employment Agreement). In 2023, the Board delegated the authority to its Executive Committee to lead the search process for Mr. Shields' successor. In order to give the Executive Committee additional time to complete the search process, in November 2023, the Board extended Mr. Shields' Employment Agreement through June 30, 2024.

On March 18, 2024, the Company announced that Jon Stenberg was appointed President and would succeed Mr. Shields as Chief Executive Officer effective July 1, 2024.

BOARD PROCESSES

BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

We also conduct individual assessments of each director, which is led by the Chair of the Nominating and Corporate Governance Committee, who participated on each call with each of the other directors. The purpose of these calls was to get one-on-one feedback of such director’s contributions to the Board and follow-up with respect to their Board and committee assessments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:
•Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting.
•New directors and executive officers are required to complete a questionnaire that would identity new related person or affiliate transactions and all directors and executive officers are required to complete a questionnaire that would identify changes to previously identified related party transactions. These forms are reviewed by the Company's legal counsel and by the Board.

All related person transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.
When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company is not aware of any transaction, or series of transactions, since January 1, 2023, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 in a single fiscal year and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Jerry D. Davis, Jr., Dr. Robert B. Sloan, Jr., Christopher W. Claus and Mary Taylor served as a member of the Compensation Committee during 2023. Mr. Davis, Mr. Claus and Ms. Taylor currently serve on the Compensation Committee. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2023.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at:

Citizens, Inc.
P. O. Box 149151
Austin, TX 78714-9151

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

DIRECTOR COMPENSATION

The following table shows information regarding the compensation earned or paid during 2023 to members of the Board who were not Company employees during 2023. Mr. Shields was an employee during 2023 and thus did not receive any compensation as a director. Mr. Shields 2023 compensation is reflected on the Summary Compensation Table on page 43.

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	TOTAL ($)
Christopher W. Claus	115,000	40,000	—	155,000
Cynthia H. Davis	110,682	40,000	—	150,682
Jerry D. Davis, Jr.	115,000	40,000	—	155,000
Francis A. Keating	105,000	40,000	—	145,000
Dr. Terry S. Maness	115,000	40,000	—	155,000
J. Keith Morgan	105,000	40,000	—	145,000
Dr. Robert B. Sloan, Jr.	49,659	—	—	49,659
Mary Taylor	105,000	40,000	—	145,000

(1)The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K.
Each non-employee director who was elected at our June 6, 2023 Annual Meeting of Shareholders received an annual director award valued at $40,000 on that date. Each of the RSUs will vest one year from the date of grant, June 6, 2024. As of December 31, 2023, each such non-employee director held all 18,182 RSUs.

(2)Pursuant to our Board Refreshment Policy, Dr. Robert B. Sloan, Jr. did not stand for re-election to the Board in 2023. The amount reported in the Fees Earned or Paid in Cash Column reflects the prorated cash retainer and fees for service as director paid until the expiration of his term on June 6, 2023.

Narrative to the Director Compensation Table

Non-employee directors receive compensation for their service on the Board as follows (amounts are per year, beginning as of the date of election and paid in 24 equal installments throughout the year, subject to continued service):

Annual cash retainer	$105,000
Additional cash retainer for Chair of the Board and Chair of each committee of the Board	$10,000

Directors do not receive fees for attending Board or Committee meetings.

Additionally, each non-employee director receives an annual grant of RSUs, which is granted on the date of each annual meeting and vests at the expiration of the elected term (one year). Upon vesting, the Company will deliver one share of Class A common stock for each RSU. Based on the Compensation Committee's work in 2021 with our independent compensation consultants, which evaluated the director compensation program in light of the Company's adoption of a new peer group in 2021, the amount of the annual equity grant was increased from $10,500 in 2021 to $32,500 in 2022 and $40,000 in 2023.

We also provide up to a $5,000 reimbursement to each director for director education. This amount is not reflected in the compensation table above, as we consider it a normal course reimbursement necessary for a director to provide service to the Company.

No other compensation was paid to our non-employee directors.

AUDIT COMMITTEE MATTERS

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

Holders of Class A common stock are being asked to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Voting Recommendation: FOR

Grant Thornton LLP is an independent registered public accounting firm with an established relationship with the Company, significant expertise and reasonable fees. The Audit Committee initially appointed Grant Thornton LLP in June 2021 and believes that its retention continues to be in the best interests of the Company and its shareholders. One or more members of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Voting Standard:

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. Our Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm (the "Independent Auditor") to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Grant Thornton has been our Independent Auditor since June 2021.

In considering Grant Thornton’s appointment and compensation, the Audit Committee considered, among other factors:

•Grant Thornton’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Rules of the PCAOB;
•Grant Thornton’s independence;
•external data relating to Grant Thornton’s performance, including PCAOB reports on Grant Thornton and its peer firms;
•the firm’s capability and expertise in handling the complexity of the Company’s operations;
•the professional qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s consolidated financial statements; and
•the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

The members of the Audit Committee believe that the continued retention of Grant Thornton to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders. Their appointment is being presented to the shareholders for ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements in the future.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES
To help assure independence of our Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our Independent Auditors in 2023 and 2022, 100% were approved by the Audit Committee.

FEES
For the fiscal years ended December 31, 2023 and 2022, the following fees were billed to us by Grant Thornton:

	2023	2022
Audit Fees	$1,047,038	$1,019,480
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,047,038	$1,019,480

AUDIT COMMITTEE AND MEETINGS
In addition to appointing the Independent Auditor, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function, annual independent audit, enterprise risk management and cybersecurity. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.
The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated each of Dr. Terry S. Maness (Chairman) and Mary Taylor as an “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the Company's financial results and the Chief Information Security Officer on information security matters. In addition, the internal auditors provide their report. Representatives of the Independent Auditor attend the meeting and present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITIES AND 2023 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, financial reporting process and system of internal controls, including the internal audit function. The Audit Committee oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2023, among other things, the Audit Committee:

•Reviewed and discussed with management the Company’s quarterly and annual results;
•Re-appointed Grant Thornton as the Company’s independent auditor;
•Reviewed the activities and findings of the Company’s internal audit function;
•Actively engaged with the Chief Information Security Officer on security and cybersecurity matters and reviewed information security and cybersecurity risks;
•Reviewed compliance risks, including anti-money laundering risks, with the Company’s Chief Legal Officer;
•Reviewed the Audit Committee charter;
•Performed a self-assessment; and
•Met independently with the independent auditor.

AUDIT COMMITTEE REPORT
Management is responsible for preparing our consolidated financial statements and the reporting process and Grant Thornton, our Independent Auditor, is responsible for auditing those financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor.
The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.
During 2023, the Audit Committee:
•Reviewed and discussed the Company’s audited financial statements with management;
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•Received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and
•Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

AUDIT COMMITTEE
Dr. Terry S. Maness (Chair)
J. Keith Morgan
Mary Taylor

PROPOSAL NO. 3: ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)

What Am I Voting On?

Holders of Class A common stock are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement.

Voting Recommendation: FOR
Our Compensation Committee provides independent oversight of our executive compensation with the assistance of an independent compensation consultant. We believe our executive compensation program is working effectively and is aligned with our business goals and strategy and demonstrates a strong link between pay and performance.

Voting Standard:

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay.

EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers:
Gerald W. Shields, 66 Chief Executive Officer
See the discussion under “Board Nominees” for Mr. Shields’ information.

Jon Stenberg, 58 President

Professional Experience: Mr. Stenberg was appointed President of the Company in March 2024 and pursuant to his employment agreement, will become Chief Executive Officer of the Company on July 1, 2024. Mr. Stenberg has been in the life insurance industry for over 30 years, most recently acting as partner of Blackbird International, consulting for several companies in the life insurance industry. He previously served as Executive Vice President of the lndividual Life Division of Symetra Life Insurance Company from 2017 through 2022; General Manager and Executive Vice President of Ameriprise Financial / Riversource Life from 2011 to 2017; Head of Retail Insurance and Senior Vice President of New York Life from 2008 to 2010; Head of Insurance and Executive Director / President of UBS Insurance Agency from 2006 to 2008; various positions with Lincoln Financial Group from 1997 to 2006; and various positions with Aetna's life division from 1990 to 1997. In addition, Mr. Stenberg served as ACLI Chair of the Life Insurance Committee from 2020 to 2022 and on the American College Board of Trustees from 2012 to 2020. He holds a ChFC, FLMI with distinction (formerly FINRA series 6/63/7/26/24). Mr. Stenberg is a Veteran of the U.S. Army.

Education:    B.S. – Business Administration, Central Michigan University
M.B.A. – University of Pennsylvania, Wharton School of Business

Jeffery P. Conklin, 54 Vice President, Chief Financial Officer, Treasurer and Chief Investment Officer
Professional Experience: Mr. Conklin joined the Company in May 2017 and has served as Vice President, Chief Financial Officer since September 20, 2019. He has also served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017, and Chief Investment Officer since March 2019. Prior to assuming his current positions, Mr. Conklin served as Interim Chief Financial Officer from March 2019 to September 20, 2019, and Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.

Education:     B. A. – Business / Accounting, Olivet College

Sheryl Kinlaw, 55 Vice President, Chief Legal Officer and Secretary
Professional Experience: Ms. Kinlaw was appointed as Vice President, Chief Legal Officer and Secretary of the Company in July 2021. She previously served as Interim Chief Legal Officer from April 2021 until her appointment in July 2021 and has provided outside counsel services to the Company since March 2020. Prior to joining Citizens as Chief Legal Officer, Ms. Kinlaw was principal of her own law firm since 2013 where she provided dedicated outsourced general counsel and specialized legal counsel services. Clients included both insurance carriers and independent marketing organizations that distribute insurance products. Prior to forming her own law firm, Ms. Kinlaw served as a partner and the securities practice chair at Culhane Meadows, PLLC, and senior level counsel for two public companies– FIC Insurance Group (Austin) and THQ (Los Angeles). Ms. Kinlaw is licensed to practice law in Colorado and Texas.

Education:    B.A. – Economics / International Studies, University of California, Los Angeles (UCLA)
J.D. – University of Texas School of Law

Bryon Matthew Lewis, 50, Vice President, Operations

Professional Experience: Mr. Lewis was appointed as an Executive Officer of the Company in March 2024. He has served as Vice President, Operations since November 2021 and as an Operations consultant for the Company from July 2021. Mr. Lewis is an operations and technology senior leader who prior to joining Citizens was the IS Director of HP Infrastructure and Planning at Baylor Scott and White Health from 2019 to 2021 and AVP of IT Operations from July 2027 to 2019, and prior to that served as Project Engineering Director at E2Open from December 2013 to 2017.

Education:     B. S. – Information Technology, University of Massachusetts - Lowell

Robert M. Mauldin, III, 63 Vice President, Chief Marketing Officer
Professional Experience: Mr. Mauldin has served as Vice President, Chief Marketing Officer of the Company since joining the Company in July 2017. Mr. Mauldin came to the Company with over 25 years of experience in marketing, product management and innovation and implementing numerous industry-first initiatives that continue to shape the financial services industry today. Prior to joining the Company, Mr. Mauldin served as Senior Vice President, Operations at USI Inc. from September 2015 to July 2017 and Senior Vice President, Marketing at Bank of America from 1992 to September 2015. Mr. Mauldin brings expertise in product development, project management, change management, process improvement, strategic planning and innovation to the Company.

Education:    B. A. – Political Science, University of North Carolina, Chapel Hill

Harvey J. L. Waite, 63 Vice President, Chief Actuary
Professional Experience: Mr. Waite has served as Vice President, Chief Actuary of the Company since April 2020. Prior to assuming his current position, Mr. Waite served as Interim Chief Actuary from August 2018 to April 2020 and Pricing Actuary Consultant from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary.

Education:    HBSc – Mathematics / Actuarial Science, University of Western Ontario
Professional Designations: FSA, MAAA

EXECUTIVE COMPENSATION

As a smaller reporting company, in addition to required compensation disclosures, we are voluntarily providing investors certain material information that we believe is necessary to a more thorough understanding of our compensation policies and decisions regarding our executive officers.

Our Named Executive Officers in 2023 were:

•Gerald W. Shields, Chief Executive Officer and President*
•Jeffery P. Conklin, Vice President, Chief Financial Officer, Treasurer and Chief Investment Officer
•Robert M. Mauldin III, Vice President, Chief Marketing Officer

*Served as President through March 2024 and thus title for 2023 and 2022 disclosures includes President.

Additional disclosure is also provided throughout the Executive Compensation discussion for the following Section 16 Officers:

•Sheryl Kinlaw, Vice President, Chief Legal Officer and Secretary
•Harvey J. L. Waite, Vice President, Chief Actuary

UPDATING OUR COMPENSATION PRACTICES

Through 2016
Throughout most of our history, the Company was led and controlled by our founder Harold E. Riley and his family members. Mr. Riley’s compensation philosophy was to pay only cash compensation to the executive officers and historically, Citizens did not include performance-based incentives or equity awards in its executive compensation program.

•Cash Compensation only
(non-performance based)

2017
In 2017, after the appointment of Geoffrey Kolander as Chief Executive Officer, the Company engaged an independent compensation consultant for the first time and following its compensation review, the Compensation Committee implemented pay-for-performance elements in the executive compensation program.

In 2017, our shareholders approved our first equity incentive plan, which allowed us to incorporate long-term equity as a component of our executive compensation program.

•Added pay-for-performance elements for first time
◦Cash incentive-based bonuses

•Shareholders approved our first equity incentive plan

As illustrated below, we have made progress with our executive compensation program since 2017. We have listened to our shareholders, engaged outside compensation consultants as strategic partners with respect to our compensation program, and revised our peer group to better reflect our company, industry and asset size.

2018
•Added equity - based incentive compensation to enhance alignment of executives and shareholders
◦RSUs with 2-year time-based vesting terms

2020
•Based on negative say-on-pay vote at 2019 Annual Meeting of Shareholders, implemented formulaic scorecard to assess and measure performance for annual incentives

2021
•Incorporated more quantifiable financial and operating metrics in annual incentive program to give less discretion in awarding bonuses
•Awarded RSUs based on achievement of performance goals and once received, lengthened vesting period to 3 years
•In December 2021, entered into new CEO agreement (effective January 1, 2022) with market-based compensation below the median of our peer group and standard double trigger severance provisions

Based on changes, in 2021 we received a favorable say-on-pay vote, with 76% of our shareholders supporting our executive compensation program.

2022 & 2023
•Changes to our Chief Executive Officer Compensation led to 97% of our shareholders supporting our say-on-pay proposal in 2022 and 92% in 2023.

Mr. Shields was appointed as our Chief Executive Officer, effective January 1, 2022, and entered into an Employment Agreement with the Company (the “Shields Employment Agreement”, as further described on page 45). During the search for a permanent Chief Executive Officer, the Compensation Committee worked extensively with the Company’s external compensation consultant to structure a market compensation package. The Shields Employment Agreement reflects this structure and provides the following:

Base salary: $775,000
Short-term cash incentive opportunity: target of $600,000
Long-term equity incentive opportunity: target of $250,000
Relocation payment: $15,000

Additionally, the Shields Employment Agreement contains a standard, double-trigger severance payment in the event he is terminated in connection with a change-in-control of the Company, with pay limited to two times the sum of Mr. Shield's base salary at the time of termination and Mr. Shields' most recent annual bonus. The initial term of the Shields Employment Agreement is two years.

The chart below compares the compensation in 2019 and 2020 of our former CEO, Geoffrey Kolander (the compensation that received the negative say-on-pay vote) to the compensation offered to Mr. Shields pursuant to his Employment Agreement.

Base Salary:
Kolander:	$1,000,000
Shields:	$775,000

Non-Performance Based Compensation:
Kolander:	$300,000 cash retention bonus and $1,000,000 fully vested RSUs
Shields:	$0

Short-Term Incentive Target Compensation (cash):
Kolander	$1,200,000
Shields:	$600,000

Long-Term Incentive Target Compensation (equity):
Kolander:	$1,200,000
Shields:	$250,000

2024
•Introduction of Long-Term Incentives in the form of Performance Share Units

In March 2024, the Board modified the compensation of the Company's executive officers to REDUCE the amount tied to the annual short-term bonus and ADD a long-term component (LTIP) that consists of 40% RSUs and 60% Performance Share Units (PSUs). The RSUs vest in 1/3 increments on the first, second and third anniversary of the grant and thus act as a retention tool. The PSUs only vest at the end of 3 years if certain performance metrics are met. The LTIP is effective for the 2024 year and will be described in more detail in the Proxy Statement for the 2025 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

We have adopted the following compensation policies and practices to help achieve our compensation philosophy and objectives:

Pay for Performance	A substantial portion of compensation for our Named Executive Officers is performance-based and aligned with creation of shareholder value through an annual incentive cash bonus and long-term equity grants that are only awarded if pre-approved performance goals are achieved.
Compensation Recovery Policy	We recover compensation from executive officers if certain financial restatements occur.
No pension or other special benefits	We do not provide pensions or supplemental executive retirement, health or insurance benefits.
Limited perquisites	We provide very limited perquisites to our Named Executive Officers.
Stock Ownership Guidelines	We require our Named Executive Officers to hold a certain amount of the Company’s Class A common stock.
Prohibition on hedging, pledging and short sales	We prohibit short sales, transactions in derivatives, hedging and pledging of our securities by our Named Executive Officers.
Development of Peer Group	We seek to align our Named Executive Officers’ compensation so that it is competitive with our industry peers.
Independent Compensation Committee	Our Compensation Committee is comprised of 100% independent members.
Independent compensation consultant	The Compensation Committee has directly retained an independent compensation consultant.

KEY ELEMENTS OF EXECUTIVE COMPENSATION IN 2023

The key elements of our executive compensation program for 2023 include an annual base salary and an annual bonus opportunity that consists of both cash and equity.

•Base Salary. This is fixed compensation and is measured primarily by individual experience and knowledge brought to such position. The purpose is to compensate executive officers fairly for the responsibility of the position held.

•Annual Bonus Opportunity. This is variable compensation and is measured primarily by corporate performance.
◦Cash Incentive Bonus. Purpose is to motivate and reward executive officers for achieving our short-term business objectives.
◦Equity Incentive Bonus. Purposes are to: (1) motivate executive officers by linking incentives to the achievement of our annual performance goals and the performance of our Class A common stock over the long term; and (2) reinforce the link between the interests of our executive officers and shareholders.

The Compensation Committee’s goal is to create a competitive compensation package for each Named Executive Officer using the Competitive Compensation Data (as described below in the section titled “Peer Company Data”) to help determine each element of our executive pay.

THE DECISION-MAKING PROCESS

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation. Each year, the Compensation Committee reviews a competitive analysis and assessment of our executive compensation and approves executive compensation based on this review. The Compensation Committee’s decisions with respect to our executive officers’ compensation are then reviewed and approved by the independent members of the Board.

The Role of the Compensation Consultant. The Compensation Committee is responsible for selecting, retaining and reviewing the performance of the Company's independent compensation consultant. In 2023, the Compensation Committee continued to engage Meridian Compensation Partners ("Meridian") as its independent compensation consultant. In retaining and reviewing the compensation consultant's performance, the Compensation Committee considers the independence of the compensation consultant in accordance with SEC rules. During 2023 Meridian did not provide services to the Company other than services for the Compensation Committee. The Compensation Committee therefore concluded that no conflict of interest existed that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

Peer Company Data. The use of compensation data from a peer group of public companies that are comparable in industry, size (e.g., assets, market capitalization) and performance (the “Peer Company Data”) is an important aspect of determining our executive compensation. Since we compete for executive talent with comparable companies, utilizing the Peer Company Data helps us create a competitive compensation program that is structured to be compatible with our pay-for-performance compensation philosophy.

In setting executive officer compensation for 2023, the Compensation Committee used Peer Company Data from the following comparable companies (the “Peer Group”):

Company (in order of assets)	Primary Industry	Total Assets* ($M)
PRA Group, Inc.	Consumer Finance	$4,279
United Insurance Holdings Corp.	Property and Casualty Insurance	$2,803
Maiden Holdings, Ltd.	Reinsurance	$2,703
Consumer Portfolio Services, Inc.	Consumer Finance	$2,096
Safety Insurance Group, Inc.	Property and Casualty Insurance	$2,046
Stewart Information Services Corporation	Property and Casualty Insurance	$2,043
Heritage Insurance Holdings, Inc.	Property and Casualty Insurance	$2,015
Global Indemnity Group, LLC	Property and Casualty Insurance	$1,898
Medallion Financial Corp.	Consumer Finance	$1,689
AMERISAFE, Inc.	Property and Casualty Insurance	$1,495
CURO Group Holdings Corp.	Consumer Finance	$1,408
FedNat Holding Company	Property and Casualty Insurance	$1,286
EZCORP, Inc.	Consumer Finance	$1,196
Regional Management Corp.	Consumer Finance	$1,098
HCI Group, Inc.	Property and Casualty Insurance	$1,017
World Acceptance Corporation	Consumer Finance	$954

75th Percentile		$2,046
50th Percentile		$1,689
25th Percentile		$1,196

Citizens, Inc.	Life and Health Insurance	$1,782
Percentile		53%
* Total Assets as of June 7, 2021, based on publicly disclosed information as of such date.

Information We Use to Determine Executive Compensation

As mentioned above, the use of Peer Company Data plays an important role in determining our executive compensation. In addition we use data sourced from LOMA, an international trade association for the insurance and financial services industry (with the Peer Company Data, collectively, the “Competitive Compensation Data”).

We review the Competitive Compensation Data as a reference point in setting our executive officers’ base salaries and annual incentive bonus opportunities to ensure that we are offering competitive compensation packages to our named executive officers. The Compensation Committee considered the Competitive Compensation Data in setting executive officer compensation for 2023.

2023 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Components of Total Compensation

Annual Base Salary

Annual base salary is a customary, fixed element of compensation intended to attract and retain executive officers. Base salaries are set when an executive officer is hired or promoted into his or her position and may be modified based on each executive officer’s experience, responsibilities, market demand and consideration of the Competitive Compensation Data.

Our Named Executive Officers and Section 16 Officers were paid the following base salaries for 2023:

Gerald W. Shields	$775,000
Jeffery P. Conklin	$430,000
Sheryl Kinlaw	$350,000
Robert M. Mauldin III	$350,000
Harvey J. L. Waite	$345,000

Annual Bonus Opportunity

Our executive officers are eligible to earn annually a bonus that consists of a cash incentive (the “Cash Bonus”) and an equity incentive (the “Equity Bonus” and collectively with the Cash Bonus, the “Annual Bonus”). The Annual Bonus is designed to place at risk a portion of each officer’s total direct compensation and pay for performance delivered during the year.

There are three steps to establishing the Annual Bonus opportunity.

Establish Performance Objectives ("Milestones")
As discussed above, over the last few years, the Compensation Committee has continued to refine our executive compensation program. In 2021, as we became a non-controlled Company for the first time in over 30 years, the Compensation Committee incorporated more quantifiable financial and operating metrics in our performance objectives in order to have less discretion in awarding the Annual Bonus to our executive officers.

The process for establishing the performance objectives starts at the beginning of the year, when the Compensation Committee, with input from the Chief Executive Officer, establishes the performance objectives for the year. The goal of the performance objectives is to tie the Annual Bonus opportunity to achievement of the Company’s highest priorities (short-term goals) within our strategic initiatives (longer-term goals). The longer-term goals are intended to drive long-term profitable growth by increasing sales, retaining revenue, focused execution and financial discipline.

In 2023, the performance objectives (the “2023 Milestones”) were:

First Year Sales Increase	Improve Policy Retention	Roadmap Execution	Financials & Expense Discipline

Achieve first year sales growth across all 3 markets.

Specific first year sales targets were established for International, Domestic and for our Home Service Insurance segment.

Payouts eligible at 80% of goal, 100% of goal and 120% of goal for each.

Goal: Improve policy lapses and surrenders to improve in-force revenue while maintaining an established first year persistency level.

Targets were established for International business retention and Home Service Insurance segment retention, with specific targets for payout at 80% of retention goal, 100% of retention goal and 120% retention goal for each, along with a minimum persistency level for each.

Maintain and execute on the approved 5 Quarter Roadmap, including:

•Complete transfer of business from Bermuda to Puerto Rico
•Implement LDTI to meet schedule and budget
•Deliver 2-3 new products / riders
•Deliver as per approved roadmap to improve sales and service across all markets all sales levers (product, promotion, and process)
•Manage and deliver 2-3 new domestic distribution partners
• •120% Payout Goal: Net Pre-tax income of ~117% of budget •100% Payout Goal: Net Pre-tax income of ~108% of budget •80% Payout goal: Achieve budgeted Net Pre-tax income

Setting the Annual Bonus Opportunity
The Annual Bonus opportunity for each Named Executive Officer and Section 16 Officer is set by the Compensation Committee, based on Competitive Compensation Data and in the case of Mr. Shields, as reflected in the Shields Employment Agreement.

The 2023 target Annual Bonus opportunity for each Named Executive Officer and Section 16 Officer was:

Named Executive Officers	Base Salary	Cash Bonus Target Value	Equity Bonus Target Value
Gerald W. Shields	$775,000	$600,000	$250,000
Jeffery P. Conklin	$430,000	$170,000	$150,000
Sheryl Kinlaw	$350,000	$150,000	$150,000
Robert M. Mauldin III	$350,000	$160,000	$150,000
Harvey J. L. Waite	$345,000	$125,000	$130,000

Tying the Annual Bonus Opportunity to the Milestones
The Compensation Committee ties a percentage of each executive officer’s Annual Bonus opportunity to each milestone with a higher percentage tied to the milestone that such person is responsible for driving. We believe that this step provides clear objectives to motivate the Company’s leadership to meet high standards of values-driven leadership in addition to delivering strong financial results.

In 2023, the Compensation Committee weighed the milestones as follows:

Named Executive Officers	MILESTONE 1 First Year Sales Increase	MILESTONE 2 Improved Policy Retention	MILESTONE 3 Roadmap Execution	MILESTONE 4 Financials & Expense Discipline
Gerald W. Shields	25%	25%	25%	25%
Jeffery P. Conklin	15%	20%	25%	40%
Sheryl Kinlaw	20%	10%	35%	35%
Robert M. Mauldin III	40%	20%	30%	10%
Harvey J. L. Waite	25%	20%	35%	20%

First Year Sales Increase

Achieve first year sales growth across all 3 markets.

Specific first year sales targets were established for International, Domestic and for our Home Service Insurance segment.

Payouts eligible at 80% of goal, 100% of goal and 120% of goal for each.

MILESTONE 1
	Weight	x	80%	=	Payout
INTERNATIONAL	33.3%		0.8		0.2664
DOMESTIC	33.3%		0.8		0.2664
HOME SERVICE	33.3%		0.8		0.2664

	Weight	x	100%	=	Payout
INTERNATIONAL	33.3%		1		0.333
DOMESTIC	33.3%		1		0.333
HOME SERVICE	33.3%		1		0.333

	Weight	x	120%	=	Payout
INTERNATIONAL	33.3%		1.2		0.3996
DOMESTIC	33.3%		1.2		0.3996
HOME SERVICE	33.3%		1.2		0.3996
The threshold amount that an executive officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of one of the three markets - International, Domestic or Home Service, which would result in a 26.64% payout for Milestone 1. The maximum amount would be achievement of 120% of all revenue goals, which would result in a 120% payout for Milestone 1.

Improve Policy Retention

Goal: Improve policy lapses and surrenders to improve in-force revenue while maintaining an established first year persistency level.

Targets were established for International business retention and Home Service Insurance segment retention, with specific targets for payout at 80% of retention goal, 100% of retention goal and 120% retention goal for each, along with a minimum persistency level for each.

MILESTONE 2
	Weight	x	80%	=	Payout
INTERNATIONAL	50%		0.8		0.4
HOME SERVICE	50%		0.8		0.4

	Weight	x	100%	=	Payout
INTERNATIONAL	50%		1		0.5
HOME SERVICE	50%		1		0.5

	Weight	x	120%	=	Payout
INTERNATIONAL	50%		1.2		0.6
HOME SERVICE	50%		1.2		0.6

The threshold amount that an executive officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of either International or Home Service, which would result in a 40% payout for Milestone 2. The maximum amount would be achievement of 120% of both retention goals, which would result in a 120% payout for Milestone 2.

Roadmap Execution

Maintain and execute on the approved 5 Quarter Roadmap, including:

•Complete transfer of business from Bermuda to Puerto Rico
•Implement LDTI to meet schedule and budget
•Deliver 2-3 new products / riders
•Deliver as per approved roadmap to improve sales and service across all markets all sales levers (product, promotion, and process)
•Manage and deliver 2-3 new domestic distribution partners

MILESTONE 3
	Weight	x	80%	=	Payout
	100%		0.8		0.8

	Weight	x	100%	=	Payout
	100%		1		1.0

	Weight	x	120%	=	Payout
	100%		1.2		1.2

The threshold amount that an executive officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of roadmap execution, which would result in an 80% payout for Milestone 3. The maximum amount would be achievement of 120% of roadmap execution, which would result in a 120% payout for Milestone 3.

Financials & Expense Discipline

• •120% Payout Goal: Net Pre-tax income of ~117% of budget •100% Payout Goal: Net Pre-tax income of ~108% of budget •80% Payout goal: Achieve budgeted Net Pre-tax income

MILESTONE 4
	Weight	x	80%	=	Payout
	100%		0.8		0.8

	Weight	x	100%	=	Payout
	100%		1		1.0

	Weight	x	120%	=	Payout
	100%		1.2		1.2
The threshold amount that an executive officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of financials & expense discipline, which would result in an 80% payout for Milestone 4. The maximum amount would be achievement of 120% of financials & expense discipline, which would result in a 120% payout for Milestone 4.

Thus, the overall Annual Bonus opportunity for each Named Executive Officer and Section 16 Officer is as follows:

	Threshold Achievement of each Milestone(1)	Target (100% Achievement of each Milestone)	120% Achievement of each Milestone
Gerald W. Shields	$481,667	$850,000	$1,020,000
Jeffery P. Conklin	$204,800	$320,000	$384,000
Sheryl Kinlaw	$196,000	$300,000	$360,000
Robert M. Mauldin III	$157,067	$310,000	$372,000
Harvey J. L. Waite	$149,600	$255,000	$306,000

(1)Calculated for each by (a) multiplying (i) the minimum threshold achievement percentage needed for a payout as set forth above (26.7% for Milestone 1, 40% for Milestone 2, and 80% for each of Milestones 3 and 4), times (ii) the weighting for each officers as set forth on page 38 above, then (b) adding all 4 factors, which would result in the following percentages:

Threshold Achievement Multiplier*
Gerald W. Shields	57%
Jeffery P. Conklin	64%
Sheryl Kinlaw	65%
Robert M. Mauldin III	51%
Harvey J. L. Waite	59%
* Rounded to nearest tenth of a percent.

Calculating the 2023 Annual Bonus

Because the calculation of the Annual Bonus opportunity is formulaic, following conclusion of the 2023 fiscal year, the Compensation Committee determines the achievement of each of the 2023 Milestones in order to calculate the 2023 Annual Bonus amount for each Named Executive Officer and Section 16 Officer.

2023 Milestone	Percentage of Milestone Achieved	2021 Key Accomplishments/Results
First Year Sales Growth	91%	•Achieved 100% for international, 91.8% for domestic and 80% for Home Services Insurance segment leading to 12% growth in first year premiums.
Retention Improvement	50%	•Achieved 100% goal for international life insurance and 0% goal for Home Services Insurance segment
Roadmap Execution	120%
•Delivered over and above plan on 5-quarter roadmap, which included completion of 55 projects, including all of those identified as goals described above. Key additional deliveries included: additional domestic distribution channels and agents, enhancements to our domestic enrollment portal to enhance agent and customer experience and achievement of first AM Best ratings.

Financial and Expense Discipline	0%	•Did not achieve budgeted Net Pre-tax income

Once the achievement percentages are set for each milestone, the Annual Bonus was calculated for each Named Executive Officer and Section 16 Officer by multiplying the percentage achieved for each milestone by such person's weighting for each such milestone to determine the bonus multiplier.

Named Executive Officer	First Year Sales Growth	=	Retention Improvement	=	Roadmap Execution	=	Financial & Expense Discipline	=	TOTAL
Gerald W. Shields	.25 x .906	0.2265	.25 x .5	0.125	.25 x 1.2	0.3	.25 x 0	0	65%
Jeffery P. Conklin	.15 x .906	0.1359	.2 x .5	0.1	.25 x 1.2	0.3	.40 x 0	0	54%
Sheryl Kinlaw	.20 x .906	0.1812	.10 x .5	0.05	.35 x 1.2	0.42	.35 x 0	0	65%
Robert M. Mauldin III	.40 x .906	0.3624	.20 x .5	0.1	.30 x 1.2	0.36	.10 x 0	0	82%
Harvey J. L. Waite	.25 x 906	0.2265	.20 x .5	0.1	.35 x 1.2	0.42	.20 x 0	0	75%

The total (bonus multiplier) is then multiplied by each Named Executive Officer and Section 16 Officer’s target Annual Bonus opportunity to determine the Annual Bonus earned.

Named Executive Officers	Cash Bonus Target Value	x	Cash Bonus Paid	Equity Bonus Target Value	x	Equity Bonus Granted
Gerald W. Shields	$600,000.65		$389,541	$250,000.65		$162,309
Jeffery P. Conklin	$170,000.54		$90,872	$150,000.54		$80,181
Sheryl Kinlaw	$150,000.65		$97,408	$150,000.65		$97,408
Robert M. Mauldin III	$160,000.82		$131,004	$150,000.82		$122,817
Harvey J. L. Waite	$125,000.75		$93,030	$130,000.75		$96,751

TOTAL	$1,205,000		$801,855	$830,000		$559,466

The Cash Bonus amounts paid to each Named Executive Officer and Section 16 Officer is reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table on page 43. The Equity Bonus Granted amount set forth in the table above is divided by the closing price of our Class A common stock on March 28, 2024, the payout date for the Annual Bonus, to determine the number of Restricted Stock Units (RSUs) received. The RSUs vest over a 3-year period following the date of payment. Thus, our Equity Bonus component has both a performance-based compon ent, i.e., the RSUs aren’t granted unless the established milestones are achieved, and a time-based component, i.e., once the performance goals are achieved, a 2023 Executive Officer receives the stock over the following three years, subject to continued service with the Company and the Company's RSU Retirement Policy. We believe this component of pay thus aligns the interests of our executives with shareholders’ interests in creating long-term shareholder value and promoting the stability and retention of the executive team over longer periods.

OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Severance Arrangements

The Shields Employment Agreement provides for cash severance and other benefits in connection with a qualifying termination following a Change in Control.

The Named Executive Officers (other than Mr. Shields) are entitled to potential payments and benefits pursuant to each of their Change in Leadership Agreement. A more detailed description of this agreement is set forth below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 46.

As of December 31, 2023, the Company did not have any other severance arrangements in place with any of its executive officers.

Inducement Equity Grants

In order to attract and retain talent, from time-to-time we offer inducement equity awards that vest over 3-year terms. We believe that such awards allow us to recruit talent and incentivize employees to remain at Citizens in order to help drive our strategic goals. No inducement equity grants were made to Named Executive Officers in 2023 or 2022.

RSU Retirement Policy

The RSU retirement policy defines how unvested RSUs are to be handed for individuals retiring from the Company. This policy allows employees who have unvested RSUs at the time of Retirement to continue vesting without penalty or forfeiture if the employee is retiring on a voluntary basis and has had favorable annual performance reviews over the prior 3 years. "Retirement" for the purposes of this policy equals the Early Retirement Age as defined by the Social Security Administration (currently age 62); provided, however, an employee must have a minimum of 5 years of employment with the Company to be eligible for the continued vesting benefit. The Board believes that this policy allows for a process to be followed consistently and help the Company recruit and retain staff through retirement in order to ensure continuity of leadership of employees who are considering retiring from Citizens.

Compensation Recovery Policy

Effective December 1, 2023, the Company adopted a Compensation Recovery Policy that requires the Company to recover erroneously awarded compensation paid to its executive officers in the event that the Company is required to prepare certain financial restatements. In 2023, the Company was not required to and did not prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to our Compensation Recovery Policy and there was no outstanding balance as of the end of 2023 of erroneously awarded compensation to be recovered from the application of such policy to a prior restatement.

Prohibition on Hedging, Pledging and Short Sales

The Company prohibits all directors and officers from engaging in (i) any transactions in derivatives of the Company’s securities, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, (ii) pledging of the Company securities as collateral and (iii) short sales of the Company’s securities.

Policies and Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information

We do not grant options to any of our directors, officers or employees. For Restricted Stock Units granted to our executive officers in connection with pay-for-performance, the grants are made on the last day the stock market is open in the month of March, which is generally 2 weeks after we have filed our Annual Report on Form 10-K and prior year results in our earnings release.

COMPENSATION TABLES

The following tables, footnotes and narrative discuss the compensation of each of our Named Executive Officers and Section 16 Officers for 2023 and 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)

Gerald W. Shields	2023	775,000	234,999	389,541	1,200	(3)	1,400,740
Chief Executive Officer and President	2022	775,000	—	564,000	15,000	(4)	1,354,000

Jeffery P. Conklin	2023	430,000	107,605	90,872	15,988	(3)(6)	644,465
Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer	2022	430,000	99,805	156,400	12,200	(3)	698,405

Sheryl Kinlaw	2023	350,000	94,998	97,408	14,200	(3)	556,606
Vice President, Chief Legal Officer and Secretary	2022	300,000	40,335	128,250	12,194	(3)	480,779

Robert M. Mauldin III	2023	350,000	140,999	131,004	26,939	(3)(6)	648,942
Vice President, Chief Marketing Officer	2022	350,000	78,699	141,000	19,100	(3)(5)	588,799

Harvey J. L. Waite	2023	343,750	86,398	93,030	34,000	(3)(5)(6)	557,178
Vice President, Chief Actuary	2022	340,000	72,351	120,000	32,695	(3)(5)	565,046

(1)The amounts listed in Stock Awards reflect the aggregate grant date fair value of awards of RSUs granted under the Citizens, Inc. Omnibus Incentive Plan and do not reflect compensation actually received. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K.

2023 - The 2023 RSU awards were granted on March 31, 2023 for achievement of 2022 performance goals and have three year vesting terms, subject to acceleration under certain circumstances as described herein.

2022 - The 2022 RSU awards were granted on March 31, 2022 for achievement of 2021 performance goals and have three year vesting terms, subject to acceleration under certain circumstances as described herein.

(2)The amounts reflect the performance-based cash incentive bonus earned by each Named Executive Officer or Section 16 Officer in each year in recognition of achievement of the relevant performance measure satisfied during such year, although not payable until the following fiscal year. For example, the amount reflected in the 2023 column was earned for the goals achieved for 2023, even though not paid until March 2024. See “Annual Bonus Opportunity” starting on page 36 for additional discussion on achievement and payout of the 2023 non-equity incentive plan compensation.

(3)Includes the Company’s contributions to the respective Named Executive Officer or Section 16 Officer's defined contribution plan and health savings account. Mr. Shields does not participate in the defined contribution plan.

(4)15,000 relocation payment paid to Mr. Shields in 2022 pursuant to the Shields Employment Agreement.

(5)2023 - Includes reimbursement for commuting to our headquarters in Austin, Texas, from his home outside of Texas in the amount of $16,458. For 2022, includes reimbursement for commuting to our headquarters in Austin, Texas, from their homes outside of Texas in the amount of $15,423 for Mr. Mauldin and $21,921 for Mr. Waite.

(6)    Includes a one-time bonus in the amount Mr. Conklin, Mr. Mauldin and Mr. Waite would have received for his 401(k) match in 2022 and 2021 if such person had spread their own 401(k) contributions evenly throughout the year rather than "frontloading" contributions.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the “Summary Compensation Table” reflect actual amounts earned in the relevant years (even if paid in a subsequent year), while the amounts in the stock awards column reflect the fair market values of equity granted during the year and not actual amounts paid. The tables entitled “Outstanding Equity Awards at 2023 Year-End” and “Stock Vested” provide further information on the Named Executive Officers and Section 16 Officers potential realizable value and actual value realized with respect to their RSU awards.

Narrative Disclosure to Summary Compensation Table

Shields Employment Agreement

On January 1, 2022, Gerald W. Shields was appointed as the Company's Chief Executive Officer, after serving as the Interim Chief Executive Officer and President of the Company since August 5, 2020. In connection with Mr. Shields’ appointment as the Company’s Chief Executive Officer, the Company and Mr. Shields entered into an Executive Employment Agreement, which was effective on January 1, 2022 (the "Shields Employment Agreement"). On November 9, 2023, the Board approved an amendment (the “Amendment”) to the Shields Employment Agreement. The Initial Term of the Employment Agreement was set to expire on December 31, 2023, but the term was extended to June 30, 2024 pursuant to the terms of the Amendment. The Board was engaged in a search to find a successor Chief Executive Officer and thus approved the Amendment in order to allow the Board to complete its search and facilitate a smooth transition from Mr. Shields to the new Chief Executive Officer. As discussed above in "Succession Planning", the Board has named Jon Stenberg as the successor Chief Executive Officer effective July 1, 2024.

Below is a summary of the material terms of the Shields Employment Agreement, as amended. Capitalized terms used but not defined below have the meanings set forth in the Shields Employment Agreement.

Term. The Shields Employment Agreement terminates on June 30, 2024.

Base Salary.         2023 - $775,000
2024 - $400,000 for the six-months ending June 30, 2024

Short-Term Incentive.     2023 - annual cash bonus of up to $600,000
2024 - annual cash bonus of up to $300,000

The amount of the actual cash bonus awarded each year, if any, shall be determined by the Board of the Company’s Compensation Committee based on the achievement of annual performance objectives.

Long-Term Incentive.     2023 - equity incentive compensation in an amount up to $250,000
2024 - equity incentive compensation in an amount up to $125,000

The long-term incentive is granted in the form of restricted stock units or performance stock units, or other equity grants available under the Company’s equity incentive plan (the “LTI”).

Relocation Payment. Mr. Shields relocated to Austin, Texas and was paid a relocation payment in the amount of $15,000 in 2022.

Termination Payments. In the event that Mr. Shields' employment is terminated for one of the reasons stated below, he shall be paid as described below. For purposes of the Termination Payments:

"Accrued Amounts" means a cash payment equal to (i) earned but unpaid Base Salary, plus (ii) accrued but unused PTO, plus (iii) earned, but unpaid Annual Bonus, if any, which was earned for the previous fiscal year, plus (iv) reimbursement of reasonable business expenses and disbursements incurred and documented prior to the date of termination.

"Benefits Continuation" means payment by the Company of the cost of Mr. Shields' participation in the Company's group health plan (as elected as of the date of termination) for the number of months left in the Term.

"Pro-Rated Annual Bonus" means a pro-rated Annual Bonus for the year of termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied (paid at the same time as bonuses are paid to similarly situated executives).

"Severance Period" means the number of months remaining in the Term following the date of termination.

Death or Disability (other than within one year following a Change in Control). A cash payment equal to (i) the Accrued Amounts, plus (ii) a Pro-Rated Annual Bonus.

Without Cause or For Good Reason (other than a Termination in Anticipation of a Change of Control or within one year following a Change in Control). A cash payment equal to (i) the Accrued Amounts, plus (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) 50% of the Base Salary during the Severance Term, payable in equal installments over such period, plus (iv) immediate vesting of all unvested Long-Term Incentive awards, plus (v) Benefits Continuation. Payments under this provision are subject to Mr. Shields' execution of a valid general release and waiver containing the Restricted Covenants.

Without Cause, For Good Reason, or Death or Disability Following a Change in Control or a Termination in Anticipation of a Change in Control. A cash payment equal to (i) the Accrued Amounts, plus (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) two times the Base Salary at time of termination (paid over the remaining Severance Period), plus (iv) two times the most recent Annual Bonus (paid over the remaining Severance Period), plus (v) immediate vesting of all unvested Long-Term Incentive awards, plus (vi) Benefits Continuation. Payments under this provision are subject to Mr. Shields' compliance with the Conditions.

Any other reason. The Accrued Amounts.

Additionally, all unvested RSUs granted during the Initial Term (i.e., prior to December 31, 2023) shall automatically vest at the end of the Extended Term (June 30, 2024). Any RSUs granted for satisfaction of the 2024 pay-for-performance goals shall automatically vest on March 31, 2025.

The foregoing summary of the Shields Employment Agreement is not complete and is subject to, and qualified by reference to, (i) the full text of the Shields Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021, and (ii) the full text of the Amendment, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on November 15, 2023.

No other Named Executive Officer had an employment agreement in 2023.

Material Terms of Stock Awards and Non-Equity Incentive Plan Awards

The material terms of each RSU grant and non-equity incentive plan awards made to our Named Executive Officers and Section 16 Officers during the last completed fiscal year are described starting on page 35, "Executive Compensation - Annual Bonus Opportunity."

OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END

The following table shows information regarding the outstanding equity awards held by each of the Named Executive Officers and Section 16 Officers as of December 31, 2023. All equity awards are granted in the form of Restricted Stock Units (RSUs).

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)

Gerald W. Shields	3/31/2023 (4)	63,342	$170,390

Jeffery P. Conklin	1/29/2021 (2)	11,816	31,785
	3/31/2022 (3)	15,693	42,214
	3/31/2023 (4)	29,004	78,021
			$152,020

Sheryl Kinlaw	7/1/2021 (5)	8,000	21,520
	3/31/2022 (3)	6,342	17,060
	3/31/2023 (4)	25,606	68,880
			$107,460

Robert M. Mauldin III	1/29/2021 (2)	11,331	30,480
	3/31/2022 (3)	12,374	33,286
	3/31/2023 (4)	38,005	102,233
			$165,999

Harvey J. L. Waite	1/29/2021 (2)	2,697	7,255
	3/31/2022 (3)	11,376	30,601
	3/31/2023 (4)	23,288	62,645
			$100,501

(1)The dollar amounts are determined by multiplying the number of RSUs by $2.69, the closing price of the Company’s Class A common stock on December 29, 2023, the last trading day of the Company’s fiscal year.

(2)These RSUs were granted on January 29, 2021 and vested equally over 3 years. As of December 31, 2023, 1/3 of the grant remained outstanding and this amount fully vested on January 29, 2024.

(3)These RSUs were granted on March 31, 2022 and vest equally over 3 years. As of December 31, 2023, 2/3 of the grant remained outstanding. 1/3 of the RSUs vested on March 31, 2024 (the second anniversary of the date of the grant) and the remaining 1/3 are scheduled to vest on March 31, 2025 (the third anniversary of the date of grant), provided that the Named Executive Officer or Section 16 Officer, as applicable, continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy.

(4)These RSUs were granted on March 31, 2023 and vest equally over 3 years. As of December 31, 2023, 100% of the grant remained outstanding. 1/3 of the RSUs vested on March 31, 2024 (the first anniversary of the date of the grant) and the remaining 2/3 are scheduled to vest on March 31, 2025 and March 31, 2026 (the second and third anniversary of the date of grant, respectively), provided that the Named Executive Officer or Section 16 Officer, as applicable continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy.

(5)Represents remaining 1/3 of RSUs from equity inducement grant awarded to Ms. Kinlaw on her start date.

STOCK VESTED

The following table shows information regarding the vesting of RSUs during 2023 that were granted to the Named Executive Officers or Section 16 Officers prior to 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerald W. Shields	0	$—
Jeffery P. Conklin	19,662	$57,586
Sheryl Kinlaw	11,171	$31,044
Robert M. Mauldin III	17,519	$50,264
Harvey J. L. Waite	8,386	$27,604

(1)The dollar amounts are determined by multiplying the number of shares that vested by the per share closing price of the Company’s Class A common stock on each applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION

At December 31, 2023, the following agreements contain provisions whereby a Named Executive Officer may receive a payment following termination of employment or a change in control of the Company:

•Shields Employment Agreement
•Executive Change in Leadership Agreements (Mr. Conklin and Mr. Mauldin)
•RSU Agreements

Shields Employment Agreement

The following table shows the estimated Termination Payment Mr. Shields would have become entitled to under the terms of the Shields Employment Agreement had his employment terminated on December 31, 2023. For purposes of this table:
Accrued Amounts = $110,290. Reflects cash payment equal to the paid time out accrued but not used as of 12/31/2023. No other Accrued Amounts would be due because: (i) earned but unpaid Base Salary = $0 as full Base Salary for 2023 was paid as of December 29, 2023 (the last business day of fiscal year); and (ii) Annual Bonus for the previous fiscal year (2022) was paid in March 2023.

Base Salary = $775,000

Annual Bonus = $600,000; Pro-Rated Annual Bonus = $600,000

Assumes business expenses had been fully reimbursed.

Benefits Continuation = $1,277 / month through June 30, 2024; total $7,662

Termination Reason	Amount
Death or Disability (1)	$710,290
Without Cause or For Good Reason (2)	$788,342
Without Cause, For Good Reason, or Death or Disability Following a Change in Control or a Termination in Anticipation of a Change in Control (3)	$3,266,342
Any other reason	$0

(1)Other than within one year following a Change in Control. Payment reflects (1) the Pro-Rated Annual Bonus calculated as if 100% of Annual Bonus was earned and paid out; and (ii) Accrued Amounts..

(2)Other than a Termination in Anticipation of a Change in Control or within one year following a Change in Control. Payment reflects (i) Accrued Amounts; (ii) 50% of the Pro-Rated Annual Bonus, calculated as if 100% of Annual Bonus was earned and paid out, (iii) 50% of the remaining Base Salary due ($200,000), (iv) immediate vesting of Long-Term Incentive Awards ($170,390) and (v) Benefits Continuation through June 30, 2024. Assumes Mr. Shields signed the Release.

(3)Payment reflects: (i) Accrued Amounts; (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) two times the Base Salary at time of termination (paid over the remaining Severance Period), plus (iv) two times the most recent Annual Bonus (paid over the remaining Severance Period), plus (v) immediate vesting of all unvested Long-Term Incentive awards, plus (vi) Benefits Continuation through June 30, 2024. Assumes Mr. Shields signed the Release.

Executive Change in Leadership Agreements

On November 3, 2023, the Company entered into an Executive Change in Leadership Agreement (the “Change in Leadership Agreement”) with each of its Named Executive Officers (other than Mr. Shields). The Compensation Committee and the Board determined that the Change in Leadership Agreement would, among other things, help preserve leadership continuity in light of the Company’s search for a new Chief Executive Officer.

Pursuant to the Change in Leadership Agreements, a Named Executive Officer would become entitled to a payment if, within one year of November 3, 2023:
(a)There is a Change in Leadership or a Change of Control; AND
(b)The Named Executive Officer is terminated without Cause within one year of the Change in Leadership or Change of Control.

“Change in Leadership” means the replacement of Gerald W. Shields with a new Chief Executive Officer.

A “Change of Control” generally occurs when:
•we sell or otherwise dispose of all or substantially all of our assets;
•we consummate a merger or consolidation of the Company with or into another corporation where our shareholders do not continue to hold at least a majority of the surviving entity;
•any person, entity or group (other than the Company) becomes a beneficial owner of, or shall have obtained voting control over, more than a certain percentage of the outstanding shares of the Class A common stock
•under certain circumstances, our directors cease to constitute a majority of the Board; or
• our shareholders approve a plan of complete liquidation or dissolution of the Company.

Under such circumstances, a Named Executive Officer would be entitled to:
•6 months base salary
•A pro-rata portion of the target bonus opportunity for the year in which the Named Executive Officer is terminated, plus, if the termination occurs before a bonus is paid for a prior fiscal year (e.g., terminated prior to the end of March of a calendar year), the Named Executive Officer shall receive 100% of the target bonus for such prior year if he or she has not already been paid as of the date of termination;
•reimbursement of six (6) months of COBRA continuation payments; and
•vesting of all outstanding stock grants
(collectively, the “Termination Payment”).
The following table shows the estimated Termination Payment each Named Executive Officer (other than Mr. Shields) would have become entitled to under the terms of the Change in Leadership Agreement had there been a Change in Leadership or Change of Control and his employment had been terminated without Cause on December 31, 2023.

Benefits	Jeffery P. Conklin	Robert M. Mauldin III
6-months COBRA	$7,658	$7,658
6-month base salary	215,000	175,000
Pro-rata (365 / 365) payout of target bonus	320,000	310,000
Acceleration of vesting of RSUs (1)	152,020	165,999
Total	$694,678	$658,657

(1)The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $2.69, the closing price of the Company’s Class A common stock on December 29, 2023, the last day the NYSE was open in 2023.

RSU Agreements

Pursuant to the terms of the award agreements for RSUs granted to all recipients under our Omnibus Incentive Plan, unvested RSUs shall become 100% vested on an accelerated basis in the following circumstances:
(a)Death or Disability (as Disability is defined in §22(e)(3) of the Internal Revenue Code); or
(b)Change in Control

Change in Control – 100% vested if “Termination of Employment or Service in Connection with a Change of Control”

“Termination of Employment or Service in Connection with a Change of Control” means a termination of employment within the one-year period beginning on the date of a Change in Control:
•by the Company for any reason other than Cause; or
•by the recipient for Good Reason

“Good Reason” generally means a material reduction in base salary or wage rate or target incentive opportunity; or the relocation of the principal place of employment to a location more than fifty miles from the Named Executive Officer’s principal place of employment as of immediately prior to the Change of Control (subject to certain cure rights).

A “Change of Control” has the same meaning as described above.

The following table shows the amounts that each of the Named Executive Officers would have become entitled to under the terms of their RSU grant agreements had their employment or service been terminated on December 31, 2023 due to Death, Disability or Termination of Employment or Service in Connection with a Change of Control.

($) (1)
Gerald W. Shields	170,390
Jeffery P. Conklin	152,020
Robert M. Mauldin III	165,999
(1)The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs (shown in Outstanding Equity Awards at 2023 Year-End table above) by $2.69, the closing price of the Company’s Class A common stock on December 29, 2023, the last day the NYSE was open in 2023.

PAY VERSUS PERFORMANCE

The following information is provided pursuant to the SEC pay versus performance disclosure requirements set forth for Smaller Reporting Companies in Item 402(v) of Regulation S-K (the "Pay Versus Performance Rule"). The amounts reported as “Compensation Actually Paid” do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or our non-CEO executive officers and differ from the compensation amounts disclosed elsewhere in this proxy statement.

(a) Year (1)	(b) Summary compensation table total for CEO ($)	(c) Compensation actually paid to CEO (2) ($)	(d) Average summary compensation table total for non-CEO executive officers ($)	(e) Average compensation actually paid to non-CEO executive officers (3) ($)	(f) Value of initial fixed $100 investment based on Total Shareholder Return (4)	(h) Net Income ($) (in thousands)	(i) Adjusted Operating Income (loss) ($) (in thousands) (5)
2023	1,400,740	1,336,131	605,912	598,909	$46.95	24,437	26,631
2022	1,354,000	1,350,015	583,257	473,173	$37.17	26,007	36,103
2021	1,458,287	1,450,021	610,973	573,360	$92.67	72,706	33,601

(1)Gerald W. Shields was the CEO in each year presented in the Pay Versus Performance tables. The other executive officers in all 3 years were: Jeffery P. Conklin, Sheryl Kinlaw, Robert M. Mauldin III, and Harvey J.L. Waite.

(2)Compensation Actually Paid to Mr. Shields in each applicable year is calculated as follows:

Year	Summary compensation table total for CEO	LESS Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Compensation Actually Paid
2023	$1,400,740	$(234,999)	$170,390	$—	$—	$1,336,131
2022	$1,354,000	$—	$—	$—	$(3,985)	$1,350,015
2021	$1,458,287	$(10,499)	$10,742	$—	$(8,509)	$1,450,021

(3)The Average Compensation Actually Paid to the four non-CEO executive officers in each applicable year is calculated as follows:

Year	Average summary compensation table total for non-CEO named executive officers	LESS Average of Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Average of Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Average of Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Average of Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Average of Compensation Actually Paid
2023	$605,912	$(107,500)	$77,945	$11,148	$11,404	$598,909
2022	$583,257	$(72,790)	$36,571	$(53,814)	$(20,051)	$473,173
2021	$610,973	$(149,853)	$134,789	$(5,534)	$(17,015)	$573,360

(4)Calculated by determining the number of shares that $100 would have purchased on December 31, 2020 ($100 divided by $5.73, which was the closing price of our Class A Common Stock on such date) and then multiplying that share amount by the closing price in each of the applicable years to determine the value of the $100 investment at the end of each applicable year.

(5)    Adjusted Operating Income (Loss) is a non-GAAP measure that is computed as pre-tax GAAP operating income, with discrete adjustments that exclude net investment related gains (losses) and income and loss from ceased businesses. Management believes that this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends. Management believes that the pre-tax metric is a more useful comparison than the post-tax metric, as the Company’s effective tax rate can fluctuate significantly from quarter-to-quarter. Adjusted Operating Income is calculated as follows:

For the years ended
Unaudited (In thousands)	2023	2022	2021

Adjusted Operating Income
Income before federal income tax	$26,174	$27,377	$30,505
Less:
Excluded investment related gains (losses)	760	(10,291)	10,991
Excluded property insurance business income (loss)	(1,217)	1,565	(1,463)
Excluding goodwill impairment	—	—	(12,624)
Total adjustments	$(457)	$(8,726)	$(3,096)
Adjusted income (loss) before federal income tax	$26,631	$36,103	$33,601

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our executive officers. However, the amount of Compensation Actually Paid to our executive officers aligns with the Company's Total Shareholder Return (TSR) due to the fact that a portion of the compensation paid to our executive Officers is comprised of equity awards. In each year presented, the amount of Compensation Actually Paid to our Named Executive Officers was less than the Summary Compensation Table total for the Named Executive Officers due to the declining TSR and the difference was greatest when the TSR was lowest (2022).

Year	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Summary Compensation Table Total for CEO and Average of Other Executive Officers (column b+d above) ($)	Compensation Actually Paid to CEO and Average of Other Executive Officers (column c+e above) ($)	Difference ($)
2021	$92.67	2,069,260	2,023,381	(45,879)
2022	$37.17	1,937,257	1,823,188	(114,069)
2023	$46.95	2,006,652	1,926,040	(80,612)

Relationship Between Compensation Actually Paid and our Net Income (GAAP and Non-GAAP)

GAAP and non-GAAP net income (Adjusted Operating Income) are measures of our overall profitability that we believe are factors that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP income because management and our Board of Directors do not believe that our GAAP income is a meaningful number in allowing investors to evaluate underlying profitability. Rather, we believe that Adjusted Operating Income is a better tool to allow investors to evaluate profitability and enhance comparability across periods. Accordingly, pre-tax income is one of the four elements of the Annual Bonus Opportunity (described above).

Year	Net Income ($) (in thousands)	Adjusted Operating Income (Loss) ($) (in thousands)	Non-Equity Incentive Plan Compensation Paid to CEO and all Other Executive Officers (from Summary Compensation Table; (in thousands) ($)
2021	72,706	33,601	1,092
2022	26,007	36,103	1,110
2023	24,437	26,631	802

The decrease in Adjusted Operating Income from 2022 to 2023 is the primary reason that the non-equity incentive plan compensation paid to our executive officers was lower in 2023 than 2022.

The increase in Adjusted Operating Income from 2021 to 2022 was one of the reasons that the non-equity incentive plan compensation paid to the Named Executive Officers was higher in 2022 than 2021. Ms. Kinlaw's non-equity incentive plan compensation was annualized in the 2021 table above.

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 11, 2024, on the beneficial ownership of our Class A common stock by (1) each of our directors and nominees, (2) each of the other named executive officers and (3) all of our directors and named executive officers as a group.

Each person listed below has sole voting and investment power for all shares held by such person.

The address for each person listed below is: Citizens, Inc., 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Christopher W. Claus	40,176	*
Cynthia H. Davis	12,175	*
Jerry D. Davis, Jr.	30,448	*
Francis A. Keating II	23,173	*
Dr. Terry S. Maness	15,947	*
J. Keith Morgan	61,695	*
Gerald W. Shields	185,598	0.4%
Mary Taylor	13,523	*

Jeffery P. Conklin	137,343	0.3%
Robert M. Mauldin III	96,185	*
Directors and named executive officers as a group
(10 individuals)	616,263	1.2%
    *    Less than 0.3%.

(1)Based on 49,633,705 shares of Class A common stock outstanding as of April 19, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 19, 2024, with respect to the number of shares of our Class A common stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Class A common stock.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue 18 and 51 Street, Panama 5 Republic of Panama	4,121,765	8.3%

(1)Based on 49,633,705 shares of Class A common stock outstanding as of April 19, 2024.

The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, “GALA”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. GALA has not filed a Schedule 13G/A with the SEC regarding ownership of the Company’s stock since such date. As of such date, the reporting persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock.

The ownership percentages set forth in this column are based on the assumption that GALA continued to own the number of shares reflected in the table above on such date.

To our knowledge, GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), who serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758 on Tuesday, June 18, 2024, at 10:00 a.m. Central Daylight Time.

ATTENDING THE ANNUAL MEETING
If you plan on attending the Annual Meeting in person, you will be required to present a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of Common Stock will be verified against the list of shareholders of record as of the Record Date prior to being allowed to enter the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” (i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee), you will need to provide evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the shareholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the shareholder of record.

Seating at the Annual Meeting will begin at 9:45 a.m. (Central Time) on June 18, 2024. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Admission will close five minutes before the Annual Meeting begins. If you do not provide a valid, government-issued photo identification or do not comply with the other procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On or about April 29, 2024, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

Citizens is soliciting your proxies on our own behalf and will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged a proxy solicitor for the 2024 Annual Meeting to assist with the solicitation of proxies. Our directors, officers and employees, along with our external Investor Relations consultant, may solicit proxies by mail or email, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Class A common stock.

VOTING

Each share of the Company’s Class A common stock may cast one vote on each matter. Only shareholders of record at the close of business on April 19, 2024 are entitled to vote at the Annual Meeting. As of the Record Date, we had 49,633,705 shares of Class A common stock outstanding and entitled to vote and 0 shares of Class B common stock outstanding and entitled to vote. Our Class B common stock is classified as authorized but unissued stock and will not be voted at any shareholder meeting while it is classified in such status. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the methods listed below. If you vote in advance (methods 1, 2 or 3, we must receive your vote by 11:59 p.m. Eastern Daylight Time on June 17, 2024.

    1.    BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

    2.    BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

•Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

    3.    ONLINE: http://www.envisionreports.com/cia OR use the QR code on your proxy card.

•Use the Internet to vote your proxy 24 hours a day, 7 days a week.

•Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

    4.    IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Citizens Investor Relations at CIA@darrowir.com or +1 (703) 297-6917.

REVOCATION OF PROXIES
A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:
•giving written notice of revocation to the Secretary of the Company;
◦if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or
◦if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758;
• delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or
• voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS
Citizens Stock Investment Plan (“SIP”) participants are shareholders of record and thus have the right to vote all shares of Class A common stock credited to their SIP account in person or by proxy. Each SIP participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which such participant has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the SIP administrator may submit a participant’s unvoted shares at a shareholder meeting, solely for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the SIP, please see the SIP prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-260955) filed with the SEC.

QUORUM
At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Class A common stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a SIP participant notifies the Company in writing that it elects to withhold the SIP administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the participant’s unvoted shares at the meeting for the sole purpose of determining a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained.  At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS
For Proposal No. 1 (Election of Directors), you may vote “FOR” or “AGAINST” for each nominee, or “ABSTAIN” from voting. Under the Company’s Bylaws, as permitted by Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Director nominees receiving the highest number of votes cast “FOR” their election by the shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.
Under our Director Resignation Policy, if a director receives more “against” votes than “for” votes, such director will be required to submit his or her resignation for Board consideration.
For Proposal No. 2 (Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.
For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who seeks to have a shareholder proposal included in our Proxy Statement for our 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address below no later than December 31, 2024. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

Additionally, the Company’s Bylaws require advance written notice from a shareholder seeking to present any nominations for election to the Board of Directors or proposals for any other business to be considered at the 2025 Annual Meeting of Shareholders that will not be included in the Company's Proxy Statement. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices no earlier than the close of business on February 18, 2025, and no later than the close of business on March 20, 2025. The notice must include all of the information required by the Company’s Bylaws.

The mailing address to send a shareholder proposal or nomination for election to the Board is:
Citizens, Inc.
Attn: Secretary / Chief Legal Officer
11815 Alterra Parkway, Floor 15
Austin, TX 78758

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

ANNUAL REPORT ON FORM 10-K
The Annual Report, which includes our Annual Report on Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at the address above. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services
P. O. Box 505000
Louisville, KY 40233-5000

Shareholder Services Number(s): 877-785-9659 (toll free within the USA, US territories & Canada) or
1-781-575-4621 (International Direct Dial). Investor Centre™ portal: www.computershare.com/investor.

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2024 Proxy Statement

CITIZENS VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/cia** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cia

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the Director nominees listed, and FOR Proposals 2 and 3.

Nominee	For	Against	Abstain
01 - Christopher W. Claus	☐	☐	☐
02 - Cynthia H. Davis	☐	☐	☐
03 - Jerry D. Davis, Jr.	☐	☐	☐
04 - Terry S. Maness	☐	☐	☐
05 - J. Keith Morgan	☐	☐	☐
06 - Gerald W. Shields	☐	☐	☐
07 - Mary Taylor	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

7 2 A M

03ZIGA

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cia

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy - Citizens, Inc.

Notice is hereby given that the 2024 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 18, 2024, at 10:00 a.m., Central Daylight Time, at **11815 Alterra Parkway, Suite 1500, Austin, TX 78758, for the purposes stated on the reverse side of this proxy.**

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the "Proxies"), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2024 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 18, 2024 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company's Board of Directors FOR all the Director nominees listed, and FOR Proposals 2 and 3. It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side)

Executive Offices: 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758

C Non-Voting Items

Change of Address — Please print new address below.